The Next Wave of Cell and Gene Therapies with the Capacity to Cure R&D Day February 23, 2022 Exhibit 99.1

Disclaimer | POSEIDA R&D DAY 2022 This presentation and any accompanying oral commentary contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts and include, without limitation, statements related to future events; our future financial performance or condition; business strategy; expected timing and plans with respect to development milestones, clinical trials, and regulatory activities; estimated market opportunities for product candidates; and future results of anticipated development efforts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)", “potentially” or negative of these terms or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management's current expectations of future events only as of the date of this presentation and are subject to a number of important risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with conducting clinical trials; whether any of our product candidates will be shown to be safe and effective; our ability to finance continued operations; our reliance on third parties for various aspects of our business; competition in our target markets; our ability to protect our intellectual property; our ability to retain key scientific or management personnel; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including under the heading “Risk Factors”. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

R&D Day Agenda and Speakers

Poseida Programs and Technologies

- Welcome
- Introduction and Overview
- Platform Technologies
  - Super PiggyBac® DNA Delivery System
  - CAS-CLOVER™ Gene Editing
  - Biodegradable Nanoparticle Delivery
- T_{SCM} Phenotype in CAR-T
  - The Importance of T_{SCM}
  - Stemness and Our Differentiation
- T_{SCM}-Based CAR-T Therapies
  - P-PSMA-101 Autologous CAR-T for mCRPC
  - Allogeneic CAR-T Platform and Programs
  - Advantages of Dual CAR
- Innovative Gene Therapies
  - Partnering with Takeda on Gene Therapies
  - P-FVIII-101 for Hemophilia A
  - P-OTC-101 for OTCD
- Emerging Technologies
  - Site-Specific piggyBac® (SS-SPB)
  - Cas-CLOVER™ in vivo
  - TCR-T platform update
  - CAR 3.0 update
- Business Strategy and Mission
- Conclusion
- Audience Q&A

2 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

R&D Day 2022 Eric Ostertag, MD, PhD Founder & Executive Chairman

| POSEIDA R&D DAY 2022 On a Mission to Redefine Cell and Gene Therapy CELL THERAPY GENE THERAPY PLATFORMS & PARTNERSHIPS CAR-T Therapy Focusing on Fully Allogeneic CAR-T as the ‘Holy Grail’ in Oncology In Vivo Liver-Directed Gene Therapy with Non-Viral Biodegradable Nanoparticle Delivery Platform Development, Partnerships and Collaboration 1 2 3 NASDAQ: PSTX Strong and Broad IP Portfolio 260+ Employees Headquartered in San Diego, CA

Proprietary In-house Technology Platforms for Gene Insertion, Gene Editing, and Gene Delivery Powerful Platform Technologies Drive Our Strategy | POSEIDA R&D DAY 2022 Individually or in combination, our core technologies enable us to engineer a portfolio of product candidates designed to overcome the limitations of current cell and gene therapeutics GENE INSERTION Non-viral system Highly efficient technology to add DNA to genome Large genetic cargo capacity Broad range of cells Advantages in tolerability, potency, speed to clinic and costs GENE EDITING Highly precise site-specific nucleases Ability to edit resting T cells while maintaining desirable TSCM characteristics Major advantages: tolerability ease of design low cost multiplexing ability GENE DELIVERY Delivers long-term stable gene expression Non-viral and viral delivery of DNA and proteins both  ex vivo and in vivo Ability to deliver to multiple cell types and target specific tissues Nanoparticles AAV Vectors Super piggyBac® Cas-CLOVER™

Various combinations our innovative platform technologies create unique opportunities across the cell and gene therapy landscape Our Platform Technologies Have Broad Reach | POSEIDA R&D DAY 2022 *Poseida has listed companies it believes are representative of those active in cell and gene therapy. CELL THERAPIES LIVER DIRECTED GENE THERAPIES CAR-T/TCR-T/NK-T/Treg oncology CAR-T/TCR-T/NK-T/Treg NON-oncology iPSC CELL THERAPY HSC CELL THERAPY Regenerative Med LIVER, SKIN, ETC. LANDSCAPE GENE THERAPIES LIVER DIRECTED GENE THERAPIES AAV-PG & Nano-PB LIVER, LUNG, CNS, ETC. In Vivo EP SKELETAL MUSCLE, SKIN, EYE, ETC. Cas-CLOVER GENE EDITING – ALL TISSUES GENE EDITING OTHER RESEARCH PROGRAMS Nano mRNA Non-oncology

Proprietary In-house Technology Platforms for Gene Insertion, Gene Editing, and Gene Delivery Powerful Platform Technologies Drive Our Strategy | POSEIDA R&D DAY 2022 Individually or in combination, our core technologies enable us to engineer a portfolio of product candidates designed to overcome the limitations of current cell and gene therapeutics GENE INSERTION Non-viral system Highly efficient technology to add DNA to genome Large genetic cargo capacity Broad range of cells Advantages in tolerability, potency, speed to clinic and costs GENE EDITING Highly precise site-specific nucleases Ability to edit resting T cells while maintaining desirable TSCM characteristics Major advantages: tolerability ease of design low cost multiplexing ability GENE DELIVERY Delivers long-term stable gene expression Non-viral and viral delivery of DNA and proteins both  ex vivo and in vivo Ability to deliver to multiple cell types and target specific tissues Nanoparticles AAV Vectors Super piggyBac® Cas-CLOVER™

PiggyBac®: Versatility in DNA Delivery

BENEFITS IN
CELL THERAPY

Generating CAR-T Products with Desirable High Percentage of T_{SCM} Cells

- Preferentially favors **stem cell memory T cells (T_{SCM})** and works well in **resting T cells** for potentially improved tolerability and more durable responses
- **Large cargo capacity** enables multi-CAR products, addition of safety switch and selection gene



piggyBac Transposon
+
piggyBac Transposase
Uncut
ITR
CARGO
ITR
Cut
ITR
CARGO
ITR
Paste
ITR
CARGO
ITR
Genomic DNA

- Enables DNA integration
- Non-viral gene insertion technology
- Works in a wide variety of cell types
- Multiple safety and cost benefits

BENEFITS IN
GENE THERAPY

Integrates Into DNA Delivering Stable Long-Term Expression

- Ideal for use in **dividing tissues** like those in juvenile liver
- **Highly efficient** integration may allow **reduced dosing and single treatment cures**
- **Large cargo** for delivering larger genes
- **Delivered using AAV + nanoparticle** or in vivo EP

8 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

piggyBac®: Wild Type (WT) vs. Super piggyBac® (SPB) | POSEIDA R&D DAY 2022 Note: No structure data for NTD G165S M282V N538K WT PB-DNA Transposome Neg (–) Neg (–) N538K N538K: Electrostatic stabilization in linker between DDBD and CRD G165S: Enhances DNA binding (H-bonds w/ PO4 and Adenine) G165S M282V: Enhances pi-stacking b/t Tyr283 and Adenine in TTAA DNA-BINDING CATALYSIS STABILIZATION Structure from Chen et al. Nat Commun, 2020 Jul 10;11(1):3446 Hyperactive mutations from Yusa et al. PNAS, 2011 Jan 25;108(4):1531-6 M282V SPBv3 1 594 NTD DDBD Catalytic CRD DDBD WT insert I30V* G165S M282V N538K (enhances nuclear localization) 1 605 NTD DDBD Catalytic CRD DDBD SV40 NLS insert NTD: N-terminal domain | DDBD: Dimerization & DNA binding domain | CRD: Cysteine-rich domain *unknown mechanism underlying hyperactive effect of I30V

piggyBac®: Wild Type (WT) vs. Excision-Only piggyBac® (PBx)



WT PB-DNA Transposome
R372A
K375A



WT
1
NTD
DDBD
Catalytic
insert
DDBD
CRD
594
I30V
G165S
M282V
R372A, K375A
N538K
PBx
NTD
DDBD
Catalytic
insert
DDBD
CRD
605

Excision-Only Transposase

NTD: N-terminal domain | **DDBD:** Dimerization & DNA binding domain | **CRD:** Cysteine-rich domain

TARGET DNA-BINDING

R372 & K375: Critical because of interaction with target DNA (H-bonds w/ PO4 in backbone)



R372
K375



piggyBac® DNA Transposon
PBx Transposase
ITR
CARGO
ITR
+
"Cut"
ITR
CARGO
ITR
No integration
Genomic DNA

Structure from ***Chen et al. Nat Commun, 2020 Jul 10;11(1):3446***

PBx mutations from ***Li et al. PNAS, 2013 Jun 18;110(25):E2279-87***

10 | POSEIDA R&D DAY 2022

Proprietary In-house Technology Platforms for Gene Insertion, Gene Editing, and Gene Delivery Powerful Platform Technologies Drive Our Strategy | POSEIDA R&D DAY 2022 Individually or in combination, our core technologies enable us to engineer a portfolio of product candidates designed to overcome the limitations of current cell and gene therapeutics GENE INSERTION Non-viral system Highly efficient technology to add DNA to genome Large genetic cargo capacity Broad range of cells Advantages in tolerability, potency, speed to clinic and costs GENE EDITING Highly precise site-specific nucleases Ability to edit resting T cells while maintaining desirable TSCM characteristics Major advantages: tolerability ease of design low cost multiplexing ability GENE DELIVERY Delivers long-term stable gene expression Non-viral and viral delivery of DNA and proteins both  ex vivo and in vivo Ability to deliver to multiple cell types and target specific tissues Nanoparticles AAV Vectors Super piggyBac® Cas-CLOVER™

Cas-CLOVER™: Ultra-Clean Gene Editing | POSEIDA R&D DAY 2022 3’ 5’ 5’ 3’ Cas-CLOVER Gene Editing System Low-to-no off-target cutting High Editing Efficiency in resting T-cells resulting in high % of TSCM cells Ease of use/design Multiplexing ability High specificity Lower cost Potentially the Cleanest Gene Editing Platform with important ability to efficiently edit resting cells enables fully Allogeneic CAR-T products and Gene Therapy applications including ongoing development for non-viral in vivo gene editing

Multiple products (10) were tested by NGS to determine editing (% Indels) at the TRBC1, TRBC2 and B2M sites Single step multiplexed editing is highly efficient: Editing at B2M and TRBC is >85% across multiple donors (by NGS) Functional protein knock-out confirmed by FACS, other functional assays Highly Efficient On-target Knock-out in the P-BCMA-ALLO1 Product, at Both TRBC and B2M Sites Using Multiplexed Cas-CLOVER™ Editing | POSEIDA R&D DAY 2022 %Indels TRBC and B2M Mutation (by NGS)

Cas-CLOVER™: Low to No Off-Target Cutting | POSEIDA R&D DAY 2022 Guide-Seq Ampli-Seq No hits in oncogenes or tumor suppressors (COSMIC database) Captured 152 sites 19 Assayed 140 sites Off-target Site Editing Off-target Mutations Per Donor Captured and Validated OTE Sites Sites Captured in ≥ 2 Donors by Guide-Seq

Cas-CLOVER™: Fidelity in T Cells vs. Competing Technology | POSEIDA R&D DAY 2022 PD1 TRAC PD1+ TRAC PD1 B2M+ TRBC N = 1 N = 1 N = 2 N = 2 N = 8 Other studies examine few (10 to 25) candidate off-target sites1-3 Our Cas-CLOVER off-target study is ~10x broader and includes 8 donor lots WT CRISPR Low Off-Target Maximum observed off-target frequency High On-Target High Fidelity in the context of High Efficiency 1. Webber et al., Nat Commun. 2019 Nov 19;10(1):5222 2. Ren et al., Oncotarget. 2017 Mar 7; 8(10): 17002–17011 3. Gautron et al., Mol Ther Nucleic Acids. 2017 Dec 15;9:312-321

Cas-CLOVER™: Very Low Translocation Frequency in T Cells vs. CRISPR


WT CRISPR
Cas-CLOVER
2.0
1.0
% Translocation
TRBC1 TRBC2
Desirable KO
TRAC:B2M
B2M:TRAC
PD1:B2M
B2M:PD1
TRAC:PD1
PD1:TRAC
TRBC1-2
TRBC2-1
B2M-TRBC1
TRBC1: B2M
B2M:TRBC2
TRBC2-B2M
Cas9 mRNA
N = 2
Cas-CLOVER mRNA
N = 3
Webber et al., Nat Commun. 2019

Cas-CLOVER Allogeneic CAR-T translocation rate <0.4%

Other studies (CRISPR & TALENs):

- **4% cells have *TRAC* translocation (FISH)**
  Qasim et al., *Sci Trans Med*. 2017
- **2-2.5% with *TRAC-B2M* translocation**
  Giannoukos et al., *BMC Genomics.* 2018
- **Up to 2% with *TRAC-CD52* translocations**
  Poirot et al., *Cancer Res*. 2015

With Cas-CLOVER, the avg. rate of translocation with off-target sites <0.01%

16 | POSEIDA R&D DAY 2022

Proprietary In-house Technology Platforms for Gene Insertion, Gene Editing, and Gene Delivery Powerful Platform Technologies Drive Our Strategy | POSEIDA R&D DAY 2022 Individually or in combination, our core technologies enable us to engineer a portfolio of product candidates designed to overcome the limitations of current cell and gene therapeutics GENE INSERTION Non-viral system Highly efficient technology to add DNA to genome Large genetic cargo capacity Broad range of cells Advantages in tolerability, potency, speed to clinic and costs GENE EDITING Highly precise site-specific nucleases Ability to edit resting T cells while maintaining desirable TSCM characteristics Major advantages: tolerability ease of design low cost multiplexing ability GENE DELIVERY Delivers long-term stable gene expression Non-viral and viral delivery of DNA and proteins both  ex vivo and in vivo Ability to deliver to multiple cell types and target specific tissues Nanoparticles AAV Vectors Super piggyBac® Cas-CLOVER™

OUR GOAL: Develop Single Treatment Cures Utilizing Our In Vivo Gene Therapy Technologies AAV (SPB-DNA) AAV (PB-DNA) VIRAL + Delivery: Moving Toward Non-Viral Biodegradable Nanoparticles | POSEIDA R&D DAY 2022 Nanoparticle (SPB – RNA) Nanoparticle (PB – DNA) NON-VIRAL + Potential for Single-Treatment Cures In pre-clinical studies piggyBac+AAV enabled permanent and stable DNA integration and long-term expression Ability to effectively work in dividing tissues including the juvenile liver Ability to deliver larger genes with nanoparticle+piggyBac than AAV

General Mechanism of LNP Co-Delivery of RNA and DNA

1. **RNA-LNP**

   Delivers capped, base-modified mRNA encoding super piggyBa®c transposase (SPB)

2. **DNA-LNP**

   Delivers DNA transposon encoding therapeutic transgene



1. RNA-LNP
Endosome Escape
SPB mRNA Translation
SPB
CYTOSOL
SPB Nuclear Translocation
ENDO/LYSOSOME
SPB-mediated DNA Shuttling
Endosome Escape
Nanoplasmid Transcription, Integration
NUCLEUS
Plasmid-dependent Nuclear Import
ENDO/LYSOSOME
2. DNA-LNP

19 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

>3X More Potency Compared With Benchmark Poseida Biodegradable RNA LNP Works in Non-Human Primates | POSEIDA R&D DAY 2022 ~3X Cmax (0.25 mg/kg): ~1,500 ng/mL Mouse ~4X (bolus 0.35 mg/kg) NHP ~3X (infusion 0.25 mg/kg)

Poseida Biodegradable RNA LNP is Well Tolerated | POSEIDA R&D DAY 2022 No meaningful elevation of liver enzymes 7 days following LNP treatment Rat NHP

piggyBac® Nanoparticle System can be Dosed Repeatedly | POSEIDA R&D DAY 2022 Repeat Dosing of DNA+SPB Dose 3 0.25 mg/kg DNA + 0.5 mg/kg SBP-5MeC Adult/WT Mice Nano.pB-HLP-fLuc2 Dose 1 Dose 2 NT-01-009-201 Repeat Dosing (Day 28) Sequential transposon + SPB results in essentially dose-proportional transgene expression

Broad innovative genetic engineering technology platforms Novel fully allogeneic high-TSCM CAR-T approach as well as Autologous CAR-T targeting PSMA Gene therapy focus on single treatment cures with non-viral delivery and strategic partnership with Takeda Working to Engineer Single-Treatment Cures for Cancer & Genetic Diseases Multiple Avenues to Significant Value Creation | POSEIDA R&D DAY 2022 CELL THERAPY GENE THERAPY PLATFORMS & PARTNERSHIPS CAR-T Therapy Focusing on Fully Allogeneic CAR-T as the ‘Holy Grail’ in Oncology In Vivo Liver-Directed Gene Therapy with Non-Viral Biodegradable Nanoparticle Delivery Platform Development, Partnerships and Collaboration 1 2 3

Anticipated Upcoming Milestones | POSEIDA R&D DAY 2022 Dual P-CD19CD20-ALLO1 IND and Phase 1 Initiation 2023 P-MUC1C-ALLO1 Clinical Update in 2022 P-OTC-101 Gene Therapy Preclinical Data Updates Potential for Additional Strategic Partnerships P-PSMA-101 Clinical Updated in 1Q22 P-BCMA-ALLO1 Clinical Update in 2022

| POSEIDA R&D DAY 2022 The Importance of Stem Cell Memory (TSCM) Cells Postdoc in Dr. Restifo’s lab at National Cancer Institute Identified human T stem cell memory (TSCM) cells Pioneer in use of TSCM cells for adoptive immunotherapy Major contributor to understanding of TSCM biology Over 100 publications and numerous academic awards Member of Poseida’s Immuno-Oncology Scientific Advisory Board Luca Gattinoni, MD Director of the Division of Functional Immune Cell Modulation Leibniz Institute for Immunotherapy (LIT)

The Importance of Stem Cell Memory T (TSCM) Cells Luca Gattinoni, MD Director of the Division of Functional Immune Cell Modulation Leibniz Institute for Immunotherapy (LIT)

Adoptive Immunotherapy Strategies | POSEIDA R&D DAY 2022

Stem Cell Memory TSCM Cell LESS DIFFERENTIATED Self-renewing Long lived Multipotent Central Memory TCM Cell Effector Memory TEM Cell TEFF Cell MORE DIFFERENTIATED Terminal Effector Not All T Cells are Created Equally | POSEIDA R&D DAY 2022 Antigen Experienced T Cell Subsets TN Cell

TSCM Cells Largely Display a Naïve-like Phenotype | POSEIDA R&D DAY 2022 Gattinoni et al. Nat Med 2011 CXCR3 and CD58 can also be used to identify human TSCM cells within naïve-like T cells

CD19 CAR-modified TSCM Cells Mediate Long-lasting Antitumor Responses Against ALL TSCM Are Key to CAR-T Efficacy in Pre-clinical Studies Sabatino et al., Blood 2016 | POSEIDA R&D DAY 2022

T_{SCM} Are the Key to CAR-T Efficacy & Safety

- P-BCMA-101 data shows correlation of T_{SCM} and efficacy:
  - Preclinical: Barnett et al; Hermanson et al, Poseida (2016) 58th ASH
  - Clinical: Spear et al, Poseida (2019) 4th CAR-TCR Summit
- T_{SCM} is shown to correlate with CAR-T clinical response:
  - Melenhorst et al, UPenn (2017) Pre-manufactured cells, 20th ASGCT
  - Basu et al, Adaptimmune (2017) Persistent clones, 2nd CAR-TCR Summit
  - T_{CM}: Larson, Juno (2018) PK, safety and durability, AACR
  - T_{SCM}-like TIL: Beatty, Moffitt (2018) response & survival, 33rd SITC
  - Bot et al, Kite (2018) 33rd SITC & (2019) 4th CAR-TCR Summit
  - T_{CM}: Fraietta, UPenn (2018) responses and memory-related genes, Nat Med PMID: 29713085
  - T_{CM}: Deng et al, MDACC/axi-cel (2020) Nat Med PMID: 33020644
  - T_{SCM}-like TILS: Krishna, S et al. Science (2020), CR and TSCM gene set enrichment

> "The extreme longevity, the robust proliferative potential and the capacity to reconstitute a wide-ranging diversity of the T cell compartment make the TSCM cell type an ideal cell population to employ in adoptive immunotherapy"


Taming T_{SCM} cells in T_{SCM} cell–driven diseases
Exploiting T_{SCM} cells against cancer and infections
Wnt antagonist
Nanoparticle
Aptamer
TCF7 shRNA
HIV-1 integration
Patient or donor
Isolation of naive-like T cells
Endogenous TCR
T_{SCM} cell in vitro programming
Delivery of in vitro–generated T_{SCM} cells to patient
CAR gene transfer
TCR gene transfer
TCR gene editing
In vitro sensitization with viral antigens
Suicide-gene transfer
CCR5 gene editing
T_{SCM} cells
Endogenous TCR
CAR
Mixed TCR dimers
Exogenous TCR
Virus-specific TCR
Suicide gene
CCR5 knock out

T memory stem cells in health and disease

Luca Gattinoni[1], Daniel E Speiser[2], Mathias Lichterfeld[3] & Chiara Bonini[4,5]

18 VOLUME 23 | NUMBER 1 | JANUARY 2017 NATURE MEDICINE

Luca Gattinoni[1], Daniel E Speiser[2], Mathias Lichterfeld[3] & Chiara Bonini[4,5]
Volume 23 | Number 1 | January 2017 | NATURE MEDICINE

31 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Early Memory Gene-Signature Correlates with CAR-T Efficacy | POSEIDA R&D DAY 2022 Deng Q et al., Nature Med 2020

TSCM Clones Contribute Substantially to the Circulating CAR T Cell Pools, During Both Early Expansion and Long-term Persistence Self-renewal and Multipotency are Key to CAR-T Efficacy | POSEIDA R&D DAY 2022 Gattinoni et al., Nat rev cancer 2012 NCI/LIT unpublished

TSCM Cells are Stably Maintained for > 25 Years Following Yellow Fever Vaccination TSCM Are Key to CAR-T Duration of Response | POSEIDA R&D DAY 2022 Fuertes Marraco et al., Science TM 2015

Low Glycolytic Metabolism and High Mitochondrial Respiratory Capacity are Associated with Long-lived Memory Cells TSCM Metabolic Fitness is Key to CAR-T Duration of Response | POSEIDA R&D DAY 2022 Sabatino et al., Blood 2016 | Sukumar et al., J Clin Invest 2013 | van der Windt et al., Immunity 2016 EACR: Extracellular Acidification rate FCCP: Carbonyl cyanide-4 (trifluoromethoxy) phenylhydrazone = uncoupler OCR: Oxygen consumption rate

Reduced Release of Inflammatory Cytokines by Allogeneic CD19 CAR-modified TSCM Cell Products TSCM Are the Key to CAR-T Safety | POSEIDA R&D DAY 2022 Sabatino et al., Blood 2016

Delayed Kinetic and Milder Inflammatory Responses by Allogeneic CD19 CAR-modified TSCM TSCM Are the Key to CAR-T Safety | POSEIDA R&D DAY 2022 Standard CD19-CAR T Cells CD19-CAR TSCM-enriched cells Brudno et al. J Clin Oncol, 2016 NCI/LIT Unpublished

% Transposed 60 40 20 0 TSCM Cell TCM Cell TEM Cell TEFF Cell Naïve T-Cell Lentivirus Transduces More Differentiated T-Cells In Preclinical Studies Poseida’s piggyBac® Preferentially Transposes TSCM Cell and Naïve Precursors | POSEIDA R&D DAY 2022 piggyBac % Transduced 60 40 20 0 TSCM Cell TCM Cell TEM Cell TEFF Cell Naïve T-Cell Lentivirus CD4+ T-Cells CD8+ T-Cells

Poseida's CAR-T Products are Comprised of a High-Percentage of T_{SCM} Cells



0.5%
T EFF
85.8%
T SCM
T EM
0.6%
T CM
13.1%
CD45RA
CD62L



Naïve/T SCM
T CM
T EM
T EFF
P-BCMA-101
Perforin
0

	T_N	T_{SCM}	T_{CM}	T_{EM}	T_{TE}	P-BCMA-101
CD45RA	+	+	-	-	+	+
CD45RO	-	-	+	+	-	-
CCR7	+	+	+	-	-	+
CD62L	+	+	+	-	-	+
CD28	+	+	+	+/-	-	+
CD27	+	+	+	+/-	-	+
IL-7Rα	+	+	+	+/-	-	+
CXCR3	-	+	+	-	-	+
CD95	-	+	+	+	+	+
CD11a	-	+	+	+	+	+
IL-2Rβ	-	+	+	+	+	+
CD58	-	+	+	+	+	+
CD57	-	-	-	+/-	+	-

Stemness	Senescence
Proliferative potential	Cytotoxicity
Lymphoid homing	Tissue tropism
Antigen independence	Antigen addiction
Lipid metabolism	Gylcolytic metabolism
Low $\Delta\psi m$	Oxidative stress

Adapted from Gattinoni et al. (2017) Nat. Med.

Poseida products closely match a T_{SCM} phenotype when using extensive cell surface markers and even intracellular markers

39 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Poseida's CAR-T Products are Comprised of a High-Percentage of T_{SCM} Cells

Allogeneic Product Have Final T_{SCM} Percentages Reaching ~80%



HEALTHY DONOR
LEUKAPHERESIS
MANUFACTURING OF ALLOGENEIC CAR-T PRODUCT
PRODUCT TESTING & RELEASE
ADMINISTRATION OF ALLOGENEIC CAR-T PRODUCT
T Cell Isolation
Electroporation/ Gene Editing
CAR-Positive Cell Selection and Expansion
Purification
Cryopreservation
Same-Day Patient Treatment

High % of T_{SCM} Cells



80
60
40
20
0
% TSCM
Top Donors Yield Highest Percentage TSCM
P-BCMA-ALLO1 Research (Day 13-15 Harvest)

40 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

TSCM Correlates with Best Responses Can Persist In Vivo And Offers A Superior Safety Profile Efficacy, Durability and Safety of Poseida’s High-TSCM Auto Product P-BCMA-101 | POSEIDA R&D DAY 2022 TSCM in P-BCMA-101 is directly correlated with best responses in the clinic Long-term persistence of TSCM cells in some patients Detectable product and sCR at >22 months post-infusion Ability to re-expand without re-administration of product Potentially best-in-class safety profile allows for fully outpatient dosing Over 100 patients dosed 28 patients dosed fully outpatient All CRS was Grade 1/2 No to very low neurotoxicity No patient admitted to the ICU No patient death due to P-BCMA-101

Oxidative phosphorylation avoids dependency on glucose and other metabolites that are lacking in the solid tumor microenvironment Carl June et al., Ideal Metabolic Signature of CAR-T cells ↑Persistence ↑ Central Memory ↑ SRC ↑ Mitochondrial biogenesis ↑ Oxidative metabolism CAR-specific activation BBz CAR The Importance of TSCM Metabolism to Survival in the Tumor Microenvironment (TME) Poseida CAR-T cells exhibit the ‘ideal metabolic signature’ hypothesized to achieve durable responses PB = ↑SRC FCCP: Carbonyl cyanide-4 (trifluoromethoxy) phenylhydrazone = uncoupler Rot/Ant: Rotenone + Antimycin A OCR: Oxygen consumption rate | POSEIDA R&D DAY 2022

The Importance of T_{SCM} Trafficking for Clinical Efficacy in Solid Tumor Indications

- Poseida CAR-T and TSCM express a variety of trafficking molecules
- May facilitate trafficking to marrow, tumor
- P-PSMA-101 robust clinical activity against bone marrow metastases

Trafficking Molecule	T_{SCM}/T_{CM}	T_{EFF}	P-PSMA-101
CD62L (L-selectin)	+	-	+
CXCR4	+	-	+
CXCR3	+	-	+
CLA (Cutaneous lymphocyte antigen)	+	-	+
CCR7	+	-	+
CD11a (LFA-1-a)	+	-	+


Total CD4
Total CD8
CXCR4
CLA
CXCR4
CLA
P-PSMA-101 clinical products (N=6)
Normal PBMC controls (N=2)

43 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Summary TSCM is the most desirable cell type for creating CAR-T products Associated with best responses in the clinic Unprecedented duration of response in some patients Unique and potentially best-in-class safety profile A key to CAR-T success against solid tumor indications Poseida has a unique manufacturing platform that created CAR-T products with exceptionally high percentages of TSCM cells Typical range of 50-80% TSCM cells in allogeneic products TSCM cells have elevated bone homing markers, which is highly relevant in bone predominant cancers | POSEIDA R&D DAY 2022

TSCM Based CAR-T Product Candidates Matt Spear, MD Chief Medical Officer

Not All T Cells Are Created Equally

The Importance of Stem Cell Memory T Cells (T_{SCM})



LESS DIFFERENTIATED
MORE DIFFERENTIATED

T_{SCM} Cell
Stem Cell Memory

- Self-renewing
- Long lived
- Multipotent

T_{CM} Cell
Central Memory

T_{EM} Cell
Effector Memory

T_{EFF} Cell
Effector T Cell

STEMNESS MATTERS
Products with High % of T_{SCM} Cells

- Strong correlation with best responses in the clinic
- More gradual tumor killing with less toxicity
- Better duration of response and potential for re-response
- **T_{SCM} engrafts in bone marrow – key to CAR-T success in solid tumors**



Total CD4
Total CD8
CXCR4
CLA
CXCR4
CLA
P-PSMA-101 clinical products (N=6)
Normal PBMC controls (N=2)

46 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

CAR-T for Oncology and Beyond Cell Therapy Pipeline | POSEIDA R&D DAY 2022 Indication Candidate Discovery Preclinical IND-Enabling Phase 1 Phase 2 CAR-T FOR ONCOLOGY MULTIPLE MYELOMA P-BCMA-ALLO1 P-BCMACD19-ALLO1 PROSTATE CANCER P-PSMA-101 P-PSMA-ALLO1 SOLID TUMOR P-MUC1C-ALLO1 Dual CAR (Undisclosed) B - CELL P-CD19CD20-ALLO1 Allo Allo Auto Allo Allo Allo Allo All Programs Are Unpartnered and Wholly-Owned

CAR-T for Oncology and Beyond Cell Therapy Pipeline | POSEIDA R&D DAY 2022 Indication Candidate Discovery Preclinical IND-Enabling Phase 1 Phase 2 CAR-T FOR ONCOLOGY MULTIPLE MYELOMA P-BCMA-ALLO1 P-BCMACD19-ALLO1 PROSTATE CANCER P-PSMA-101 P-PSMA-ALLO1 SOLID TUMOR P-MUC1C-ALLO1 Dual CAR (Undisclosed) B - CELL P-CD19CD20-ALLO1 All Programs Are Unpartnered and Wholly-Owned Allo Allo Auto Allo Allo Allo Allo

P-PSMA-101: PSMA Targeted CAR-T Cells for Metastatic Castrate-Resistant Prostrate Cancer (mCRPC)

Population

- **~2.8M** prostate cancer patients in US
- **~40K** new cases of mCRPC in US per year
- **27.5K** US patient deaths per year

Proven Target

- **PSMA** expressed on most prostate cancers also many salivary gland cancers
- **PSMA** targeted successfully
- Radioligand therapy in advanced development
- 7 bispecifics in early development
- **P-PSMA-101- only CAR-T in development with marked response data**

Unmet Need

- **High unmet need** for mCRPC
- Minimal effective options after taxane chemotherapy and 2nd generation anti-androgen agents
- **~25%** 5-yr survival for mCRPC patients

[1]https://globenewswire.com/news-release/2017/02/02/913304/0/en/Prostate-Cancer-Market-Study-2017-Market-Size-of-Prostate-Cancer-Drugs-to-7b-in-2016-from-2-5b-in-2011.html
[2]https://www.researchandmarkets.com/research/wxtf93/global_prostate

49 | POSEIDA R&D DAY 2022

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| POSEIDA R&D DAY 2022 Professor of Medicine, Department of Medicine at Weill Medical College of Cornell University Attending Physician in the Genitourinary Oncology Service, Sidney Kimmel Center for Prostate and Urologic Cancers, Department of Medicine, Memorial Sloan-Kettering Cancer Center Medical degree from Jefferson Medical College Doctorate in pathobiology from Columbia University Research fellowship in clinical immunology at Scripps Clinic & Research Foundation Hematology/oncology fellowship, Memorial Sloan-Kettering Cancer Center  Leadership of the Prostate Immunotherapy Group Chair, MSK Data Safety and Monitoring Committee, Associate Vice Chair, Dept of Medicine, Academic Administration Susan F. Slovin, MD, PhD Memorial Sloan Kettering Cancer Center

Phase 1 Study of P-PSMA-101 CAR-T Cells in Patients with Metastatic Castration-resistant Prostate Cancer (mCRPC) Susan Slovin, MD, PhD Memorial Sloan Kettering Cancer Center, New York, NY

Overview | POSEIDA R&D DAY 2022 P-PSMA-101 is made using a unique CAR-T platform that results in a product comprised of a high percentage of T stem cell memory (TSCM) cells that targets Prostate-Specific Membrane Antigen (PSMA) TSCM cells have bone marrow homing capability that may be particularly relevant to specific solid tumors, such as prostate adenocarcinoma At very low doses, P-PSMA-101 induces deep and durable responses in heavily pretreated mCRPC patients P-PSMA-101 demonstrates a reasonable safety profile with early management of CRS prodromes

piggyBac®: A Non-viral DNA Delivery System That Creates High-T_{SCM} CAR-T Products


piggyBac Transposon
+
piggyBac Transposase
Uncut
ITR
CARGO
ITR
Cut
ITR
CARGO
ITR
Paste
ITR
CARGO
ITR
Genomic DNA

- Non-viral gene insertion technology
- Enables efficient DNA integration & stable expression
- Multiple safety, timeline and cost benefits
- Very large cargo capacity (>20X viral systems)
- Works in a wide variety of cell types (T_{SCM} cells)


Insulator
ITR
Promoter
TTAA
Insulator
Poly(A)
ITR
TTAA
Safety Switch
CAR Molecule
Selection Gene


Transport
2 - 8°C
Leukapheresis product
Manufacturing of autologous CAR-T product
AUTOLOGOUS
Administration of autologous CAR-T product
Product testing and release
Transport
≤-130°C

53 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Phase 1 mCRPC Clinical Trial: P-PSMA-101-001

- P-PSMA-101 is an autologous CAR-T therapy targeting PSMA and is made using a unique non-viral transposon system (piggyBac) that results in a CAR-T product composed of a high percentage of stem cell memory T cells (T_{SCM}).
- Open label, 3+3 design, dose escalation + recommended Phase 2 dose expansion, 60 patients.
- Standard 3-day lymphodepletion regimen: fludarabine 30 mg/m^2 and cyclophosphamide 300 mg/m^2.
- Standard response criteria as per PCWG3: PSA, bone scans/CT, and exploratory biomarkers and novel tumor-targeted PET imaging (PSMA-PET, FDG).
- PET imaging was dependent on institutional availability.
- Key inclusion criteria: mCRPC, measurable disease, received a CYP17 inhibitor or second-generation anti-androgen therapy and a taxane, and adequate organ function.
- Subjects with advanced salivary gland cancers now eligible to enroll under Amendment 4 (12 Nov 21).
- Key exclusion criteria: second malignancy, active infection, or significant autoimmune, central nervous system, cardiac, ocular, or liver disease.



P-PSMA-101 Infusion
Bridging therapy permitted
Lymphodepletion
Inpatient monitoring
≤ Week -8
Week -4
Days -5, -4, -3
Day 0
Week 2
PD or 2 years to LTFU
Leukapheresis
Enrollment
Baseline assessments
Safety, efficacy, and biomarker assessments

CAR = chimeric antigen receptor; CT = computed tomography; FDG = fluorodeoxyglucose; LTFU = long-term follow-up; mCRPC = metastatic castration-resistant prostate cancer; PCWG3 = Prostate Cancer Working Group 3; PD = progressive disease; PET = positron emission tomography; PSA = prostate-specific antigen; PSMA = prostate membrane-specific antigen.

54 | POSEIDA R&D DAY 2022
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Demographics & Characteristics (Heavily Pretreated mCRPC Patients) | POSEIDA R&D DAY 2022 Parameter (n=14) Median (min, max) age, y 71 (57, 79) Median (min, max) time since diagnosis, y 6.4 (1, 23) ECOG (Baseline) PS, 0/1, n (%) 7 (50) / 7 (50) Median (min, max) prior regimens 6 (3, 15) LHRH agonist/antagonist, n (%) 12 (86) bicalutamide / flutamide, n (%) 8 (57) Enzalutamide, n (%) 12 (86) Abiraterone, n (%) 12 (86) Taxane, n (%) 11 (79) PSMA RIT 0 PSMA radioligand therapy, n (%) 0 CAR-T cells administered: Cells/kg Mean (Min/Max) x 106 Patients (#) Cohort -1: 0.25 x 106 single infusion 21.6 (19/24)  6 Cohort 1: 0.75 x 106 single infusion 61.3 (37/73) 7 Cohort 2: 2.0 x 106 single infusion 112.0 (112/112) 1 7 (3, 15) Prior regimens, median (min, max) 3 (21) PSMA bispecific, n (%)

Marked Decreases in Prostate Specific Antigen (PSA) and PSMA-PET SUVs High Rates of Anti-Tumor Activity Demonstrated with Multiple Methods | POSEIDA R&D DAY 2022 a Central or local results. b CTC0 (n=5) defined as patients with CTCs >0 at enrollment and CTC = 0 during a post-infusion CTC assessment (12–13-week follow-up). c CTCconv (n=5) defined as patients with CTCs ≥5 at enrollment, then CTCs ≤4 measured at a post-infusion assessment. d Patient 219-001. e Patient 217-206. CAR = chimeric antigen receptor; CTC = circulating tumor cells; PET = positron emission tomography; PSA = prostate-specific antigen; PSMA = prostate membrane-specific antigen; SUV = standardized uptake value.

PSA and Circulating Tumor Cells (CTC) Response Rates

PSA responses (n=14)[a]

Response	n (%)
PSA response (≥30% decrease)	6 (42.9)
PSA response (≥50% decrease)	5 (35.7)
CTC0[b]	1[d] (20.0)
CTC_{conv}[c]	1[e] (20.0)

[a] Central or local results. [b] CTC0 (n=5) defined as patients with CTCs >0 at enrollment and CTC = 0 during a post-infusion CTC assessment (12–13-week follow-up).
[c] CTC_{conv} (n=5) defined as patients with CTCs ≥5 at enrollment, then CTCs ≤4 measured at a post-infusion assessment. [d] Patient 219-001. [e] Patient 217-206.

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TEAEs (n=14) TRAEs (n=14) a Grade ≥3 events were 2 cases of macrophage activation syndrome/CRS, one fatal after non-compliance in follow-up. CRS was frequently associated with transaminitis and intermittently with ocular symptoms/inflammation. b Patient counted once for either term. ALT = alanine aminotransferase; aPTT = activated partial thromboplastin time; AST = aspartate aminotransferase; CRS = cytokine release syndrome; ICANS = immune effector cell–associated neurotoxicity; TEAE = treatment-emergent adverse event; TRAE = treatment-related adverse event. Treatment-Emergent Adverse Events | POSEIDA R&D DAY 2022 TEAE, n (%) Overall Grade ≥3 Dose-limiting toxicity (at dose 0.75 x 106 cells/kg) 1 (7) 1 (7) CRSa 8 (57) 2 (14) ICANS 2 (14) 1 (7) Neutropenia/neutrophil count decreasedb 5 (36) 5 (36) Thrombocytopenia/platelet count decreasedb 5 (36) 4 (27) Anemia 5 (36) 5 (36) Infection     Overall 2 (14) 1 (7)     First month 2 (14) 1 (7) TRAE, n (%) With >20% incidence Grade ≥3 CRS 7 (50) 2 (14) Headache 7 (50) 0 (0) Fatigue 6 (43) 1 (7) Chills 5 (36) 0 (0) AST increased 5 (36) 3 (21) Vision blurred 4 (29) 0 (0) ALT increased 4 (29) 1 (7) Pyrexia 3 (21) 0 (0) aPTT prolonged 3 (21) 0 (0)

Overall Survival Overall Survival (OS) | POSEIDA R&D DAY 2022

PK, PSA, PSMA-PET, FDG-PET, Bone Scan, and Pathology Correlate in Response Patient 220-003: Evidence of Near Complete Tumor Elimination | POSEIDA R&D DAY 2022 68Ga-PSMA-11 (PSMA-PET) FDG-PET Baseline Baseline 12 weeks 12 weeks Biopsy at week 10 of prior bone metastasis showed CAR-T cells, bone remodeling, and bone marrow but no tumor cells. CAR = chimeric antigen receptor; FDG = fluorodeoxyglucose; PET = positron emission tomography; PK = pharmacokinetics; PSA = prostate-specific antigen; PSMA = prostate membrane-specific antigen. Baseline 4 weeks 12 weeks 105 40 30 20 10 0 104 102 50 103 -70 0 20 40 60 80 100 120 140 160 180 200 220 240 Days after infusion PSA (ng/mL) P-PSMA-101/µg DNA P-PSMA-101 copies/µg DNA in peripheral blood P-PSMA-101 copies/µg DNA in biopsy tissue PSA Biopsy at week 10

Pharmacokinetics: Consistently High Expansion | POSEIDA R&D DAY 2022 Most patients have significant CAR-T cell expansion in peripheral blood to levels generally associated with efficacy in CAR-T products Many CAR-T products show peak expansion between 5-14 days P-PSMA-101 shows peak expansion between 10-28 days P-PSMA-101 in Peripheral Blood

Summary & Conclusions | POSEIDA R&D DAY 2022 This interim update shows the exceptional efficacy of novel anti-PSMA CAR-T-cell product P-PSMA-101 at very low doses induced durable biochemical, radiographic, and functional radiographic responses in heavily pretreated patients with mCRPC, including a pathologic complete response, with notable PFS and OS, and significant CAR-T-cell expansion to the 104 to 105 copies/ug range. Ten of 14 patients (71%) of patients demonstrated PSA declines, with 5 of 14 patients (36%) showing PSA declines of ≥50%. P-PSMA-101 expressed elevated bone and inflammation homing markers and demonstrated trafficking to bone tumor biopsies, highly relevant in bone-avid disease like prostate cancer. CRS rate was 57% and ICANS rate was 14%, which has been manageable when treated rapidly with steroids and anti-cytokine agents. 18 patients have now been treated, and additional data presentations are expected in 2022

With the greatest appreciation to the patients Acknowledgements P-PSMA-101-001 Investigators Memorial Sloan-Kettering Cancer Center Susan F. Slovin, M.D., Ph.D. City of Hope Tanya Dorff, M.D. Sarah Cannon Research Institute - HealthOne Denver Gerald Falchook, M.D. Dana-Farber Cancer Institute Xiao Wei, M.D. Massachusetts General Hospital Xin Gao, M.D. University of California at San Francisco (UCSF) David Oh, M.D. University of California at San Diego (UCSD) Rana Mckay, M.D. We would particularly like to recognize the commitment and dedication of the scientists and professionals at Poseida who made this possible. | POSEIDA R&D DAY 2022

TSCM Based Allogeneic CAR-T Platform and Product Candidates Devon J. Shedlock, PhD Chief Scientific Officer, Cell Therapy

T_{SCM} are the Key to CAR-T Efficacy & Safety

- P-BCMA-101 data shows correlation of T_{SCM} and efficacy:
  - Preclinical: Barnett et al; Hermanson et al, Poseida (2016) 58th ASH
  - Clinical: Spear et al, Poseida (2019) 4th CAR-TCR Summit
- T_{SCM} is shown to correlate with CAR-T clinical response:
  - Melenhorst et al, UPenn (2017) Pre-manufactured cells, 20th ASGCT
  - Basu et al, Adaptimmune (2017) Persistent clones, 2nd CAR-TCR Summit
  - T_{CM}: Larson, Juno (2018) PK, safety and durability, AACR
  - T_{SCM}-like TIL: Beatty, Moffitt (2018) response & survival, 33rd SITC
  - Bot et al, Kite (2018) 33rd SITC & (2019) 4th CAR-TCR Summit (2021) 7th CAR-TCR Summit
  - T_{CM}: Fraietta, UPenn (2018) TET2 Disruption, Nat Med PMID: 29849141
  - T_{CM}: Deng et al, MDACC/axi-cel (2020) Nat Med PMID: 33020644


Predicted Probabilities for BOR
With 95% Confidence Limits
Probability
1.0
0.8
0.6
0.4
0.2
0.0
0.0
0.1
0.2
0.3
Tscm

*"The extreme longevity, the robust proliferative potential and the capacity to reconstitute a wide-ranging diversity of the T cell compartment make **the T_{SCM} cell type an ideal cell population to employ in adoptive immunotherapy**"*

Luca Gattinoni[1], Daniel E Speiser[2], Mathias Lichterfeld[3] & Chiara Bonini[4,5]
Volume 23 | Number 1 | January 2017 | NATURE MEDICINE

65 | POSEIDA R&D DAY 2022

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The Importance of Stem Cell Memory T Cells (TSCM) Not All T Cells are Created Equally | POSEIDA R&D DAY 2022 Stem Cell Memory TSCM Cell MORE DIFFERENTIATED LESS DIFFERENTIATED Strong correlation with best responses in the clinic More gradual tumor killing with less toxicity Better duration of response and potential for re-response TSCM engrafts in bone marrow – key to CAR-T success in solid tumors Self renewing Long lived Multipotent Central Memory TCM Cell Effector Memory TEM Cell Effector T-Cell TEFF Cell STEMNESS MATTERS Products with High % of TSCM cells:

We Believe TSCM Hold the Potential to Engraft, Self-renew and Create Wave after Wave of More Differentiated Effector Cells with One Administration CAR-TSCM Prodrug is Ideal for Treating Solid Tumors Our product candidates are comprised of a high percentage of TSCM cells, which we believe hold the potential to engraft, self renew and create wave after wave of more differentiated effector cells with one administration DOSE Prodrug Drug Poor CAR-T responses in solid tumors to date Rare instances with complete response (CR) have occurred (GBM, HCC) only after multiple administrations CAR-T can cause CRs in solid tumors, but numerous doses of more differentiated cells are required Conventional Experience and Perception Poseida’s Approach DOSE DOSE DOSE | POSEIDA R&D DAY 2022

T_{SCM}-rich Allogeneic CAR-Ts Enabled by Poseida's Technologies

Innovation in Allogeneic CAR-Ts

Cell Type Matters

T_{SCM} Cell



Stem Cell Memory

- Self-renewing
- Long lived
- Multipotent

T_{SCM} is the ideal cell type for CAR-T due to greater safety and durability

piggyBac® is the ideal nonviral gene insertion technology

Fully Allogeneic CAR-T


MHC I knock-out
TCR knock-out

Addressing both Graft v Host and Host v Graft alloreactivity with **Cas-CLOVER™ Site-Specific Gene Editing**

Cost, Scale & Reach



Booster Molecule technology delivers 100's of doses at low cost

Enables outpatient dosing and expanded patient reach

68 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Poseida's Unique Allogeneic CAR-T Platform

P-BCMA-ALLO1 and P-MUC1C-ALLO1 INDs Cleared by FDA and Trial Start-up in Progress

HEALTHY DONOR | LEUKAPHERESIS | MANUFACTURING OF ALLOGENEIC CAR-T PRODUCT | PRODUCT TESTING & RELEASE | ADMINISTRATION OF ALLOGENEIC CAR-T PRODUCT



T Cell Isolation
Electroporation/ Gene Editing
CAR-Positive Cell Selection and Expansion
Purification
Cryopreservation
Same-Day Patient Treatment

FULLY ALLOGENEIC

Multiplex gene editing to address graft vs host (safety) and host vs graft (persistence)



MHC I knock-out
TCR knock-out

Unique Allogeneic Platform

- Preserve/improve **high T_{SCM}**
- **Optimized dosing** regimens
- **Healthy donor** material
- **Robust manufacturing**
- Dramatic **cost reductions**
  - Up to **100s of doses**

Booster Molecule

- Our patented technology is designed to overcome the "Allo Tax" and **significantly increase production yield** while **preserving desirable T_{SCM} attributes** of P-BCMA-ALLO1

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Other CAR-T Approaches Suffer from Impaired Allogeneic Manufacturing Booster Molecule Technology Overcomes the “Allo Tax” Gene Editing of TCR Can Impair Allogeneic CAR-T Manufacturing Compared to Unedited CAR-T = “Allo Tax” Our patented technology is designed to overcome these limitations, and significantly increase production yield while preserving desirable TSCM attributes of P-BCMA-ALLO1 Without Booster CAR-T Production Fold Expansion With Booster THE PROBLEM: T-CELL ACTIVATION AND EXPANSION | POSEIDA R&D DAY 2022 Primary stimulation (via anti-CD3) Co-stimulation (via anti-CD2) Co-stimulation (via anti-CD28) CD3ζ ε ε

Increase Expansion of CAR-T >40 healthy donors screened >90% success in small scale production Clinical manufacturing with booster currently being optimized Preclinical Products Exhibit Favorable Expansion and Phenotype Booster in Action: Increased Expansion and High CAR-TSCM Top Quartile Donors Yield >250 Doses Preserve High % of CAR-TSCM Cells Top Quartile Products are 74% TSCM and 94% TSCM + TCM | POSEIDA R&D DAY 2022

Poseida's Allogeneic CAR-T Products are Rich in T_{SCM} Cells



T_EFF
T_SCM
T_EM
T_CM
CD45RA
CCR7
T_EFF
T_SCM
T_EM
T_CM
CD62L

- Gated on CD4/CD8+ T cells
- All T cells are CD95+

	T_N	T_{SCM}	P-BCMA-ALLO1	T_{CM}	T_{EM}	T_{TE}
CD45RA	+	+	+	-	-	+
CD45RO	-	-	-	+	+	-
CCR7	+	+	+	+	-	-
CD62L	+	+	+	+	-	-
CD28	+	+	+	+	+/-	-
CD27	+	+	+	+	+/-	-
IL-7Rα	+	+	+	+	+/-	-
CXCR3	-	+	+	+	-	-
CD95	-	+	+	+	+	+
CD11a	-	+	+	+	+	+
IL-2Rβ	-	+	+	+	+	+
CD58	-	+	+	+	+	+
CD57	-	-	-	-	+/-	+

Stemness	Senescence
Proliferative potential	Cytotoxicity
Lymphoid homing	Tissue tropism
Antigen independence	Antigen addiction
Lipid metabolism	Gylcolytic metabolism
Low $\Delta\psi m$	Oxidative stress

Adapted from Gattinoni et al. (2017) Nat. Med.

Poseida products closely match a T_{SCM} phenotype when using extensive cell surface markers by flow cytometry

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Survivors are rechallenged on Day 28 and clear additional tumor cells CAR-TSCM Demonstrate Multipotency and Persistence in Tumor Rechallenge Model P-BCMA-ALLO1 Demonstrates Hallmarks of TSCM Cells In Vivo | POSEIDA R&D DAY 2022 Efficacy in Multiple Myeloma Cancer Model (RPMI-8226) Total tumor clearance by day 14 post CAR-T P-BCMA-ALLO1 multipotency & persistence

P-BCMA-ALLO1 Phase 1 r/r Multiple Myeloma Clinical Trial

Phase 1 Trial Design

- Open Label, 3+3 Dose Escalation
- 30 mg/m2 fludarabine + 300 mg/m2 cyclophosphamide x 3d lymphodepletion regimen
- P-BCMA-ALLO1 administered intravenously
  - Single dose cohorts
  - Multiple dose cohorts and Rituxan combinations considered for amendment (per FDA request)
- Up to 40 subjects

Clinical Trial Sites

- Advocate Aurora – Tulio Rodriguez, MD
- University of Oklahoma – Carrie Yuen, MD
- UCSD – Caitlin Costello, MD
- UCSF – Nina Shah, MD
- Johns Hopkins – Syed Abbas Ali, MD
- University of Maryland – Mehmet Kocoglu, MD
- University of Chicago – Ben Derman, MD



2021
2022
COMPLETE IND
ENABLING STUDIES
IND
Approved
PHASE 1

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T_{SCM} Trafficking may be Important for Clinical Efficacy in Solid Tumors

- Poseida CAR-T and T_{SCM} express a variety of **trafficking molecules**
- May facilitate trafficking to marrow, tumor
- P-PSMA-101 robust clinical activity against bone marrow metastases

Trafficking Molecule	T_{SCM}/T_{CM}	P-PSMA-101	T_{EFF}
CD62L (L-selectin)	+	+	-
CXCR4	+	+	-
CXCR3	+	+	-
CLA (Cutaneous lymphocyte antigen)	+	+	-
CCR7	+	+	-
CD11a (LFA-1-a)	+	+	-


Total CD4
Total CD8
CXCR4
CLA
CXCR4
CLA
P-PSMA-101 clinical products (N=6)
Normal PBMC controls (N=2)

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Triple-negative Breast (MDA.MB.468) and Ovarian Cancer (OVCAR3) Models P-MUC1C-ALLO1 Potent Activity Against Solid Tumors In Vivo | POSEIDA R&D DAY 2022 Triple-Negative Breast Cancer Model Ovarian Cancer Model 100% Tumor Elimination After ~2 Weeks

P-MUC1C-ALLO1 Phase 1 Clinical Trial

Phase 1 Trial Design

Phase 1 dose-finding and expansion study in advanced treatment-resistant solid tumors, including but not limited to ovarian cancer, pancreatic cancer, breast cancer (TNBC), non-small cell lung cancer (NSCLC) and others solid tumors

- Open Label, 3+3 Design, Single and cyclic Ascending Dose finding Study
- 30 mg/m2 fludarabine + 300 mg/m2 cyclophosphamide x 3d (Rituximab combination proposed)
- Up to 100 subjects; ~60 in dose-finding Part 1, with ~40+ in expansion cohort Part 2

Phase 1 Expansion (selected tumor types)

Single or cyclic dose with the selected dose in 10-15 subjects per indication

- **Cyclic dosing escalation cohorts proposed**
- **Outpatient** administration proposed

Study objectives

- Safety/Feasibility: AEs, Labs, CRS (Lee 2019) and CAR-T related toxicities and PK
- Dose finding: MTD and RP2D
- Efficacy: RECIST – ORR, TTR, DOR, PFS, OS etc. and PRO
- Exploratory: Biomarkers: P-MUC1 cells (vectors/clonality) and others



2021
2022
COMPLETE IND
ENABLING STUDIES
IND
Approved
PHASE 1

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POSEIDA THERAPEUTICS

Few Known Correlates of Preclinical / Clinical Activity, OR Biomarkers of Optimal Healthy Donors Aiming to Better Understand Biomarkers of Product Quality Identify biomarkers that: Increase our knowledge of T cell fitness and function Predict the best donors and products Identify best healthy donors for Allo production Utilize biomarker knowledge to make better CAR-T cells nCounter® Characterization Panels | POSEIDA R&D DAY 2022 Research Goals

Positive Predictive Value of Allogeneic CAR-T Product Quality

Stringent In Vivo Models Used to Measure Product Quality

Efficacy in Multiple Myeloma Cancer Model (RPMI-8226)


Tumor Volume [mm3]
2,000
1,500
1,000
500
0
0
7
14
21
28
35
42
49
Days post CAR-T infusion
No CAR T
Allo Donor 1
Allo Donor 2
Allo Donor 3
Allo Donor 4
Allo Donor 5

100% Tumor Elimination After ~3 Weeks

- Capacity for tumor control determined in vivo at ‘stress’ CAR-T doses
- Stringent myeloma model **fine-tuned using clinical samples of P-BCMA-101** with known clinical outcomes
  - **100% positive predictive value**: If clinical product completely killed tumor in the animal model, then it also had excellent activity in the clinical trial
- Correlative studies performed using preclinical lots (>25) of P-BCMA-ALLO1 that were extensively evaluated
  - Single cell approaches used allowing for deeper analysis of CAR-T functionality and heterogeneity unattainable by FACS or bulk RNA sequencing

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POSEIDA THERAPEUTICS

P-BCMA-ALLO1 Early Memory Cells Correlate with Antitumor Efficacy

*Products with the Best In Vivo Activity Have **More T_{SCM} Memory Cells***

- **Presence of early memory cells** significantly correlated with in vivo efficacy
  - Inverse correlation between CD8+/ CCR7+/ CD27+/ CD62L+/ TCF7+ cells and tumor growth

- Also important:
  - **Viability** of product post-thaw
  - **Functional capacity** in serial restimulations assays (i.e. proliferative, multipotent, etc.)



Tumor Growth (area under the curve)
150
100
50
0
10
15
20
25
% Early Memory CD8 T cells of total cells
r² = 0.8090



% of live cells
BCMA-ALLO
%CD4⁺
%CD8⁺
%TSCM
%CD4⁺ TSCM
%CD8⁺ TSCM
%TCM
%CD4⁺ TCM
%CD8⁺TCM
%TEM
%CD4⁺TEM
%CD8⁺TEM
%TEFF
%CD4⁺ TEFF
%CD8⁺ TEFF
%CD27⁺
%CD4⁺CD27⁺
%CD8⁺CD27⁺
%CCR7⁺
%CD4⁺CCR7⁺
%CD8⁺CCR7⁺
%CD62L⁺
%CD4⁺CD62L⁺
%CD8⁺CD62L⁺
%CD127⁺
%CD4⁺CD127⁺
%CD8⁺CD127⁺
-1
0
1
Spearman's correlation

80 | POSEIDA R&D DAY 2022

Healthy donors (>25) were screened for manufacturability and function (in vitro and in vivo tumor efficacy) Most donors (93%) met manufacturability criteria Of those, 74% (14 of 19) met activity release criteria and are eligible for clinical lot manufacture 50% of those (7 of 14) demonstrated complete or near complete tumor elimination Top donors identified have the greatest chance of producing high-quality product A Vast Majority of Healthy Donors Were Eligible for Clinical Lot Manufacture Screening Identifies Ideal Donors for Clinical Manufacturing | POSEIDA R&D DAY 2022

Summary: Poseida T_{SCM}-based Allogeneic CAR-T Platform

- CAR-T_{SCM} are the **key to efficacy and safety**
  - **Prodrug** is ideal for treating solid tumor indications
- Poseida's unique technology **enables fully allogeneic CAR-Ts rich in T_{SCM}**
  - **Booster molecule** facilitates potentially 100s of doses from a single manufacturing run
  - Pipeline candidates highly efficacious in stringent xenograft tumor models
    - P-BCMA-ALLO1 demonstrates complete tumor control in predictive model
    - P-MUC1C-ALLO1 has potent activity against a wide range of human tumors
  - IND Clearances in 3Q 2021 (P-BCMA-ALLO1) and 4Q 2021 (P-MUC1C-ALLO1)
- Understanding correlates of preclinical / clinical efficacy **can help to make better products**
  - **Product quality** is a measure of cell health, T cell fitness and function
  - The best products had more T_{SCM} and great functional capacity
  - Donor selection allows for generation of products with exceptionally high % T_{SCM}

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POSEIDA THERAPEUTICS

Dual CAR Programs

Proof of Concept: PB Can Effectively Deliver Multiple Full-length CARs in Single Transposon System * Plus selection gene and marker gene 1 BCMA 2 BCMA PSMA 3 BCMA PSMA CD19 4 BCMA PSMA CD19 GD2 Large Cargo Capacity Increases Optionality and Enables the Next Wave of Opportunity PiggyBac’s Cargo Capacity Enables Multiple Antigen Targeting and More # FULL-LENGTH CARs* FUNCTION (KILLING) Cargo capacity enables multi-targeting, logic gating system, armoring or other strategies, with additional capacity for safety switch, selection gene (and/or others) | POSEIDA R&D DAY 2022

Multiple Antigen Targeting with Dual CAR to Improve Efficacy

1. Overcome single antigen loss (heme)

CD19 CAR-T clinical trials: up to 40% of relapse is caused by loss of CD19 antigen

2. Target heterogeneous tumors (solid)

Highly heterogeneous antigen expression may contribute to poor CAR-T clinical responses against solid tumor

Single CAR
Co-administered



TUMOR
CD19
CD20
CD19
CAR-T CELL
CD20
CAR-T CELL

Dual CAR
Co-localized dual engagement



Tandem CAR
Conformation challenges?



Competitive Advantage

Shah et al., Front Oncol. 2019; 9: 146

Additional Approaches Beyond Single CARs

Dual-CAR Tandem



CD19 VH#2
CD19 VH#1
CD20 VH#2
CD20 VH#1
4-1BB
4-1BB
CD3z
CD3z

CAR-TCR



CAR
TCR

85 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Multiple Antigen Targeting by Combining CAR-T and TCR-T Platforms

Simultaneous expression of CAR and TCR



CAR
TCR

POTENTIAL BENEFIT

Enable engineered T cell to **recognize both cell surface and intracellular antigen** presented by MHC

CAR+TCR Transposon



Insulator
ITR
Promoter
TTAA
Safety Switch
CAR
TCRa
TCRb
TCR
Selection Gene
Insulator
Poly(A)
ITR
TTAA

Integrate CAR and TCRα/β genes into one multi-cistronic cassette

piggyBac® can be leveraged to deliver CAR and TCR αβ in same product

- Over 90% of engineered T cells express both CAR and TCR

CAR+TCR co-expression



Q1
3.25
Q2
91.5
91.5%
Q4
3.17
Q3
2.07
CAR
TCR

Hybrid CAR/TCR-T cells may exhibit **better killing and higher tumor infiltration** in solid tumor indications

86 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Dual CAR-T vs Single Tandem PiggyBac Provides Competitive Advantage with Dual CAR Dual CAR is More Effective Than a Tandem CAR | POSEIDA R&D DAY 2022 We compared various formats of our single-domain VH binders: Single CAR Single Tandem CAR Dual CAR We have learned: A tandem CAR is sometimes better than a single CAR A Dual CAR-T is almost always better than a single or tandem CAR-T Lessons learned will be implemented in future pipeline programs

CD19/CD20 Dual CAR for B Cell Malignancies & Autoimmune Diseases CAR-T Killing of Lymphoma Tumor Cells (Raji; CD19+ and CD20+) Dual antigen targeting can increase efficacy CD19/CD20 Dual CAR-Ts kill (double positive target cells) better than either single CAR-T alone Quad-cistronic vector Fully allogeneic Dual CAR-T maintain high % TSCM Could also be used to treat autoimmune diseases ALLO CD19/BCMA Multiple Myeloma 2 ALLO CD19/CD20 B cell Leukemia and Lymphoma 1 Dual ALLO (Undisclosed) Solid Tumors 3 | POSEIDA R&D DAY 2022

Binder Mutagenesis and Library Screening Platform

Capable of Improving Performance of any CAR Binder


CAR library
T cell pool
T cell production
Enrichment Sequencing
In vitro POC
In-vivo POC
Synthesize CAR library
Generate T cell pool (transposition)
T cell production
Enrichment assay NGS sequencing
In vitro validation Cytotoxicity/activation/ CAR expression
In vivo validation Best efficacy
>500
>10
1

- **Powerful** binder mutagenesis platform
- Capable of **improving performance** of any CAR binder
- Developed at Poseida
- **In vivo screening** used for final determination of lead/s
  - Survival, tumor burden, T cell expansion (C_{max}), T cell exhaustion, etc.

89 | POSEIDA R&D DAY 2022
POSEIDA THERAPEUTICS

Proof-of-concept: Binder Enhanced Via Single Point Mutation to Outperform Canonical FMC63 scFv Improved CD19 VH Binder Performance Binder mutagenesis significantly improved final product function in a lymphoma cancer model *Error bars represent mean of 5 mice + SEM Efficacy in Lymphoma Cancer Model (Raji) | POSEIDA R&D DAY 2022

Summary: Poseida Dual CAR-T Programs

- PiggyBac's large cargo capacity enables delivery of **numerous therapeutic genes**
  - e.g., CAR, TCR, armor, safety switch, selection gene, etc.

- **Multiple antigen targeting** with Dual CAR-T or CAR-TCR cells can improve efficacy
  - Overcome single antigen loss (heme malignancies)
  - Target heterogenous tumors (solid tumor indications)

- Dual CAR is ***almost always*** **better** than a single or tandem CAR

- **Dual CAR (CD19/CD20)** is fully allogeneic, maintains a high % of T_{SCM}, and is more efficacious than either single CAR alone

- Poseida's Binder Mutagenesis and Library Screening Platform **can improve performance of any CAR binder**

91 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Gene Therapy Product Candidates Eric Ostertag, MD, PhD Founder & Executive Chairman

In Vivo Gene Therapy for Rare Diseases Disruption in Gene Therapy Fully Integrating PiggyBac® integrates into DNA enabling the potential for single treatment cures Addressing Challenges of Viral Delivery piggyBac and Nanoparticle technology can address limitations of AAV Broad Application piggyBac cargo capacity addresses more indications and piggyBac can treat juvenile populations | POSEIDA R&D DAY 2022

Changing the Game in Liver-Directed Gene Therapy

piggyBac+AAV followed by piggyBac+Nanoparticle


AAV + piggyBac Transposon
AAV + piggyBac Transposase
Liver Cell Replication
Clearance of Majority of Non-integrated AAV
Residual AAV
Integrated Transposon

Single-treatment cure in mouse models of OTC, ASS1, PFIC3


Viral
Non-Viral
AAV (SPB-DNA)
AAV (PB-DNA)
Nanoparticle (SPB – RNA)
Nanoparticle (PB – DNA)
Luc Transposon Alone
Transposase + Luc Transposon
PB DNA LNP
SPB mRNA LNP
PB DNA LNP
Juvenile Mice at 7 months post injection
(Injected at 4 Weeks)
CMV Promoter
0.25mg/kg DNA-LNP
0.25mg/kg RNA-LNP

94 | POSEIDA R&D DAY 2022

Financial Terms $45 million cash up front and pre-clinical milestones could exceed $125 million in the aggregate $435 million in clinical development, regulatory and commercial milestones per program Tiered royalties on commercial sales Takeda responsible for research program costs Broad non-viral in vivo gene therapy research collaboration with Takeda Liver-directed and HSC-directed indications Six initial targets including Hemophilia A Option for two additional targets Includes all of Poseida’s core technology platforms PiggyBac® gene insertion  Cas-CLOVER™ for gene editing Biodegradable LNP nanoparticle for gene delivery Poseida responsible for research to candidate selection and Takeda has responsibility for development, manufacturing and commercialization Announcing Our First Strategic Gene Therapy Partnership | POSEIDA R&D DAY 2022

In Vivo Liver-Directed Gene Therapy with Non-Viral Nanoparticle Delivery In Vivo Liver-Directed and HSC-Directed Gene Therapy Gene Therapy Pipeline Indication Candidate Discovery Preclinical IND-Enabling GENE THERAPIES GENE THERAPIES GENE THERAPIES Ornithine Transcarbamylase Deficiency (OTC) P-OTC-101 HEMOPHILIA A P-FVIII-101 Liver-Directed #2 Undisclosed Liver-Directed #3 Undisclosed Liver-Directed #4 Undisclosed HSC-Directed #1 Undisclosed HSC-Directed #2 Undisclosed | POSEIDA R&D DAY 2022

Emerging Technologies Eric Ostertag, MD, PhD Founder & Executive Chairman

P-OTC-101 for Ornithine Transcarbamylase Deficiency Jack Rychak, PhD Vice President, Gene Therapy

Ornithine Transcarbamylase (OTC) Deficiency | POSEIDA R&D DAY 2022 X-linked metabolic liver disorder Most common urea cycle disorder subtype and most common cause of 'early onset' illness Causes hyperammonemia crises which may result in neurological impairment or death Dietary protein restriction & alternative pathway drugs inadequate for early onset illness Liver transplantation is standard care Inaccessible to many Morbidity and mortality Lifetime immunosuppression OTC Deficiency

Early Onset/Severe OTC Deficiency: Major Unmet Need and Opportunity for Benefit

Survival[1]



100%
90%
80%
50%
10%
Survival
Later Onset (1 mo – 16 years)
Females vs. Males
Neonatal/Early Onset
(≤30 days after birth)
1 day
7 days
1 mo
6 mos
2 yrs
7 yrs
30 yrs

piggyBac® Benefits in
OTC Disease

Integrates Into DNA Delivering Stable Long-Term Expression

- Ideal for use in **dividing tissues** like those in juvenile liver. **Not adequately treatable with standard non-integrating AAV gene therapies.**
- **Highly efficient** integration with piggyBac® may allow **reduced dosing and single treatment cures**
- **Delivered using AAV + nanoparticle**

[1] *Brassier et al., Orphanet Journal of Rare Diseases , 2015 (French series spanning 1971-2011)*

100 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

P-OTC-101



hOTC-AAV
piggyBac mRNA LNP

- Biodegradable nanoparticle transiently delivers Super piggyBac® transposase (SPB)
- Rapid and stable integration of functional OTC gene into the genome
- Durable OTC expression in growing liver enables single treatment cure
- Protein expression at therapeutic levels with order(s) of magnitude lower AAV doses
- Possibility of re-dosing SPB, if needed



OTC AAV
+ SPB mRNA LNP
Hepatocellular Replication
Clearance of Majority of Non-integrated AAV
Residual AAV
Integrated Transposon

101 | POSEIDA R&D DAY 2022

Standard AAV Approach is Insufficient to Rescue Severe Phenotype Following Neonatal Treatment | POSEIDA R&D DAY 2022 0 Days after birth 46 mOTC shRNA Hyperammonemia AAV hOTC 1 Experimental Design SPFash treated on day=1 of life with 2E13 vg/kg of hOTC-AAV Mice challenged with shRNA (against mouse OTC) on day=46 to eliminate residual OTC expression to induce severe disease phenotype Untreated hOTC AAV

P-OTC-101 Enables Single Treatment Cure of OTC Disease Model



100
75
50
25
0
Survival (%)
0
50
100
150
Days post-shRNA
OTC AAV + piggyBac LNP
OTC AAV alone



hOTC-AAV
piggyBac® LNP + hOTC-AAV

Percent hepatocytes with OTC expression: **<3% OTC** **~56% OTC**

2E13 vg/kg hOTC-AAV +/- 0.2 mg/kg piggyBac transposase mRNA LNP administered on day=1 of life to spfash mice

IHC for glutamine synthetase (pink) human OTC (brown) in liver on day = 83

103 | POSEIDA R&D DAY 2022
POSEIDA THERAPEUTICS

P-OTC-101 Enables Single Treatment Cure of OTC Disease | POSEIDA R&D DAY 2022 Integrated copies in liver measured by ddPCR on day 83 post-treatment hOTC mRNA in liver measured by qRT-PCR on day 83 post-treatment Urinary orotic acid measured by LC-MS/MS on day 35 Plasma ammonia measured by clinical chemistry analyzer on day 83 Integrated Vectors hOTC mRNA Urea Cycle Biomarkers 2E13 vg/kg hOTC-AAV +/- 0.2 mg/kg piggyBac transposase mRNA LNP administered on day=1 of life to spfash mice

piggyBac® Reduces Therapeutic AAV Dose by Order(s) of Magnitude | POSEIDA R&D DAY 2022 + 0.5 mg/kg SPB-LNP 0.5 mg/kg LNP + hOTC_AAV administered on day=1 of life to spfash mice Survival Plasma Ammonia + 0.5 mg/kg SPB-LNP AAV alone Plasma ammonia measured by clin. chemistry analyzer on day 77 post-treatment

Transient mRNA Expression of piggyBac® Transposase from Biodegradable Nanoparticle

Transposase Expression



SPB Protein Expresion (ng/mg protein) mean±SD
5
4
3
2
1
0
0
20
40
Time (hours)

piggyBac transposase (SPB) expression in liver measured by ELISA in WT mice

Cationic Lipid Clearance



Cationic Lipid Concentration (norm.)
1.5
1.0
0.5
0.0
0
20
40
Time (hours)

Cationic lipid concentration in liver measured by LC-MS/MS (0.5 mg/kg) in WT mice

Liver Enzymes



Plasma AST (U/L) Mean +/- Range
200
150
100
50
0
Untreated
AAV
AAV + LNP
Plasma ALT (U/L) Mean +/- Range
80
60
40
20
0
Untreated
AAV
AAV + LNP

3.5E13 vg/kg hOTC-AAV +/- 2 mg/kg transposase LNP to juvenile spf-ash mice; liver enzymes measured on day=17 post treatment

- Transient expression of transposase is effective in <24 hours
- No evidence of liver toxicity
- Greatly limits potential for immune response

106 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Transgene Activity is Responsive to LNP Dose | POSEIDA R&D DAY 2022 LNP Dose (mg/kg mRNA) hOTC-Expressing Hepatocytes Urinary Orotic Acid hOTC-AAV + SPB transposase mRNA LNP administered on day=1; OTC expression and urinary orotic acid measured on day = 83 Dose-proportional increase in hepatocytes expressing hOTC with transposase mRNA LNP dose Decrease in urinary orotic acid proportional to frequency of hOTC expressing hepatocytes

Summary and Conclusions | POSEIDA R&D DAY 2022 Single treatment of hybrid piggyBac® AAV+LNP enables cure in mouse model of severe OTC Disease piggyBac® hybrid LNP/AAV approach reduces required AAV dose for therapeutic efficacy by order(s) of magnitude The piggyBac® System likely may be used with any AAV system to greatly increase duration of transgene expression, reduce or eliminate toxicity and allow for treatment of pediatric patient populations P-OTC-101 shows does response and re-dosing of transposase is possible if necessary

P-FVIII-101 for Hemophilia A Jack Rychak, PhD Vice President, Gene Therapy

Hemophilia A

- X-linked bleeding disorder caused by deficiency in factor VIII
  - Large cDNA (~7.1 kb) and complex protein
- Causes frequent bleeding episodes
- FVIII activity correlates with the severity of the disease

Classification	FVIII Activity	Relative Incidence
Severe	<1%	50%
Moderate	1-5%	30%
Mild	>5-40%	20%

- Current approaches not suitable for juvenile treatment (AAV gene therapy) or require lifelong treatment (protein replacement therapies)



Palliative
• Factor Replacement
• mRNA Replacement
• Bi-specific antibodies
Curative
• Gene Therapy
FVIII
Spontaneous Bleeding
• Joint Disease
• Brain/GI Bleed
Clotting Cascade
...
Successful Hemostasis

110 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

P-FVIII-101

piggyBac® Dual LNP Approach



hFVIII Transposon LNP

\+



piggyBac Transposase LNP

- Biodegradable lipid nanoparticles (LNPs) deliver Super piggyBac transposase (SPB) and FVIII transposon (therapeutic transgene)
- No known cargo capacity limits
- Stable integration of functional human FVIII gene into genome
- Durable FVIII expression in growing liver
- Possibility of repeated dosing, if required

FVIII DNA Transposon LNP


PB ITR
cHS4 Insulator
Liver-Specific Promoter
BDD-FVIII
Poly(A)
cHS4 Insulator
PB ITR

Therapeutic Transgene (DNA)

Super piggyBac (SPB) mRNA Transposase LNP


SPB
1.8 kb
mRNA

111 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

FVIII Activity in Juvenile HemA Mouse Dual-LNP co-administered as single dose IV to juvenile Hem A mice (n=7) 0.25 mg/kg Transposon (DNA) 0.50 mg/kg Transposase (mRNA) FVIII activity measured (tail vein collection) in 4-week intervals Therapeutic (25-83%) levels of FVIII activity observed Durable FVIII activity maintained over 7 months Durable FVIII Activity in Juvenile Mouse Model of HemA | POSEIDA R&D DAY 2022 Sabatino, et al. “LNP delivery of piggyBac for gene delivery of FVIII for hemophilia A.” National Hemophilia Foundation 16th Workshop on Novel Technologies and Gene Transfer for Hemophilia. 12-13 Nov 2021. Washington, D.C.

Dual-LNP co-administered as single dose IV to neonatal (day 1 of life) healthy BALB/C mice (n=6-9)  0.25 mg/kg Transposon (DNA) 0.50 mg/kg Transposase (mRNA) Human FVIII expression (protein concentration) measured by ELISA bi-weekly Durable expression of human FVIII maintained over 5 months Durable Expression of Human FVIII Observed in Neonatal Mice | POSEIDA R&D DAY 2022 FVIII Expression in WT Neonatal Mouse

In-progress study evaluating ongoing FVIII transposon and SPB transposase sequence optimization Dual-LNP co-administered as single dose IV to neonatal (day 1 of life) healthy BALB/C mice (n=4) 0.25 mg/kg Transposon (DNA) 1.0 mg/kg Transposase (mRNA) Genome integration with piggyBac® enables massively supra-therapeutic FVIII expression levels at modest dose level in young liver PiggyBac® Enables Supraphysiological FVIII Expression at Low Doses | POSEIDA R&D DAY 2022 FVIII Expression in WT Neonatal Mouse

Dual LNP piggyBac® System Can be Repeatedly Dosed | POSEIDA R&D DAY 2022 Dose 1 Dose 3 Dual LNP, Repeat Dosing Dose 2 WT mice administered dual LNP with reporter (luciferase) transgene Controllable, dose-responsive pharmacology observed SPB transposase can be administered separately from transposon LNP Dose Transposon Dose Transposase Dual LNP, Split Dosing

Summary | POSEIDA R&D DAY 2022 P-FVIII-101 (fully biodegradable nanoparticle delivery) can achieve >100% of normal FVIII levels and durable expression with a single administration in a preclinical model. The biodegradable nanoparticle + Super piggyBac® DNA Delivery System may overcome the limitations of AAV-based systems. Potential for single treatment cure Ability to treat pediatric patients No pre-existing immunity Much larger cargo capacity Dose proportional pharmacology Ability to re-dose Fewer safety concerns Ease of manufacturing

Development of a Site-Specific Super piggyBac® Transposition System (ssSPB) Blair Madison Vice President, Genetic Engineering

The Next Wave in Gene Therapy: Site-specific Transposition


piggyBac
Transposon
+
piggyBac
Transposase
Uncut
ITR
CARGO
ITR
Cut
ITR
CARGO
ITR
Paste
Genomic DNA

A site-specific piggyBac® platform would be <u>revolutionary</u>:

- Superb genotoxicity safety profile
- Enables simultaneous cargo knock-in and gene knock-out
- Programmability for targeting any site in the genome
- Simplicity: 2-component system (transposase and dsDNA)
- Agnostic to DNA repair pathways (no need for NHEJ, HDR, MMEJ, etc.)
- **<u>Enables site-specific large cargo delivery in any cell type or tissue with nearly unlimited gene therapy applications</u>:**
  - Site-specific delivery of entire genes with all regulatory elements!?

Tremendous implications for treating common genetic diseases:

Two Examples:	Gene Size	Protein Size	# of Mutations	Incidence
Muscular Dystrophy (*DMD*)	~2.1 Mb (!)	3685 aa (!)	>1800	~1 in 3,500 M births
Cystic Fibrosis (*CFTR*)	~187 Kb	1480 aa	>1700	~1 in 3,800 M/F births

118 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

piggyBac®: A Versatile DNA Delivery System for Developing Gene Therapy Products



piggyBac
Transposon
+
piggyBac
Transposase
Uncut
ITR
CARGO
ITR
Cut
ITR
CARGO
ITR
Paste
ITR
CARGO
ITR
Genomic DNA

- Non-viral gene insertion technology
- Enables DNA integration and stable expression
- High efficiency (Super piggyBac)
- Very large cargo capacity (~200 kB!)
- Works in a wide variety of cell types
- Multiple safety and cost benefits

BENEFITS IN

GENE THERAPY

Integrates Into DNA Delivering Stable Long-Term Expression

- Ideal for use in **dividing tissues** like those in juvenile liver
- **Highly efficient** integration may allow **reduced dosing and single treatment cures**
- **Delivered using AAV + nanoparticle** or in vivo EP

119 | POSEIDA R&D DAY 2022

piggyBac®: Wild Type (WT) vs. Super piggyBac® SPB | POSEIDA R&D DAY 2022 Note: No structure data for NTD G165S M282V N538K WT PB-DNA Transposome Neg (–) Neg (–) N538K N538K: Electrostatic stabilization in linker between DDBD and CRD G165S: Enhances DNA binding (H-bonds w/ PO4 and Adenine) G165S M282V: Enhances pi-stacking b/t Tyr283 and Adenine in TTAA DNA-BINDING CATALYSIS STABILIZATION Structure from Chen et al. Nat Commun, 2020 Jul 10;11(1):3446 Hyperactive mutations from Yusa et al. PNAS, 2011 Jan 25;108(4):1531-6 M282V SPB 1 594 NTD DDBD Catalytic CRD DDBD WT insert I30V* G165S M282V N538K NTD DDBD Catalytic CRD DDBD insert NTD: N-terminal domain | DDBD: Dimerization & DNA binding domain | CRD: Cysteine-rich domain *unknown mechanism underlying hyperactive effect of I30V

piggyBac®: Wild Type (WT) vs. Excision-Only piggyBac® (PBx)



WT PB-DNA
Transposome
R372A
K375A



WT
1
NTD
DDBD
Catalytic
insert
DDBD
CRD
594
I30V
G165S
M282V
R372A, K375A
N538K
PBx
NTD
DDBD
Catalytic
insert
DDBD
CRD

Excision-Only Transposase

NTD: N-terminal domain | **DDBD:** Dimerization & DNA binding domain | **CRD:** Cysteine-rich domain

TARGET DNA-BINDING

R372 & K375: Critical because of interaction with target DNA (H-bonds w/ PO4 in backbone)



R372
K375



piggyBac®
DNA Transposon
PBx
Transposase
ITR
CARGO
ITR
+
"Cut"
ITR
CARGO
ITR
No integration
Genomic DNA

Structure from ***Chen et al. Nat Commun, 2020 Jul 10;11(1):3446***

PBx mutations from ***Li et al. PNAS, 2013 Jun 18;110(25):E2279-87***

121 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Generating a Site-specific Super piggyBac® (ss-SPB) System



Super piggyBac® (SPB)
Academic Attempts to Make Site-specific SPB
POSEIDA THERAPEUTICS
Site-specific SPB
GENOME
Desirable
Less Desirable
Intended target
Desirable profile but not site-specific
3-5-fold greater site-specificity
>500-fold greater site-specificity

Maragathavally, K. J., et al., *FASEB J.* 2006 | Wang, W., et al., *PNAS* 2008 | Kettlun, C., et al., Mol Ther. 2011 | Owens, J.B., et al., *Nucleic Acids Res.* 2012 | Li, X., et al., *PNAS* 2013 | Owens, J.B., et al., *Nucleic Acids Res.* 2013 | Ye, L., et al., *Sci Rep.* 2015 | Hew, B.E., et al., *Synth Biol* 2019

122 | POSEIDA R&D DAY 2022

Strategies for Site-specific Transposition

PB Transposase-DNA-binding-domain Fusions



+ Specific binding
High
Off-target
Rate



CARGO DNA
PB-DBD
Fusion
DBD
TTAA
DBD Target
DNA

Previous fusions of PB with:
- Gal4
- Zinc-finger
- TAL
- dCas9

Unimpressive Results:
- 3-5-fold enhancement at on-target site
- Predominantly off-target integration

Rescuing PBx Integration-Defective Transposase



− Non-specific binding
X
X
PBx Mutations
DEAD



CARGO DNA
PBx-DBD
Fusion
DBD
TTAA
DBD Target
DNA

Previous fusions with PBx:
- Zinc-finger
- dCas9

Unimpressive Results:
- DBD could not rescue PBx integration at the on-target site

Li, X., et al., *PNAS* 2013
Hew, B.E., et al., *Synth Biol* 2019

123 | POSEIDA R&D DAY 2022
POSEIDA THERAPEUTICS

The Poseida Strategy

Our Strategy

- Exploit new structure data
- Computational modeling
- Iterative screen
- Pursue rescue of PBx



Transposition Levels
Off-target
On-target
Off-target integration
On-target integration
PBx
SPB
SSv1
SSv2
SSv3
SSv4
SSv5
SSv6
SSv6-PBx
Site-specific SPB Fusions
PBx Rescue!

SSv7



Transposition Levels
off-target
on-target
Integration activity (GFP+%)
SPB
SSv6-PBx
SSv7-PBx
Specificity enhancement
Specificity fold-change compared to SPB
600
560
383
0
SSv6-PBx
SSv7-PBx

Results:

1. First demonstrated rescue of integration-defective PBx mutant
2. Unprecedented level of site-specificity: **>500-fold** with SSv7
3. Data here are from un-optimized SPB fusion protein



124 | POSEIDA R&D DAY 2022

(SSv6-PBx) Off-target Tolerance of SSv6-PBx | POSEIDA R&D DAY 2022 Determining Specificity Mutate DBD target sequence to assay distinction of subtle alterations of 9-nt target Results show high level of discrimination for first-generation fusion Successive iterations/optimizations underway for increasing specificity CARGO DNA DBD TTAA DBD Target DNA SSv6-PBx Fusion 1 bp mut. 2 bp mut.

Site-specific Transposition into Genome off-target TTAA site mutated on-target TTAA site on-target TTAA site Genomic target Synthetic reporter delivered via lentivirus in HEK293T First assessed for SSv6-PBx Over 20% of cells GFP+ Mut. target (2 nt) On-target Off- target | POSEIDA R&D DAY 2022

Building Upon Site-specificity: Obligate SPB Heterodimer | POSEIDA R&D DAY 2022 Challenges with SPB-DBD Fusions Homodimeric nature of SPB complicates DBD fusion strategies; Only one DBD can bind target site Bipartite (1/2 site) recognition sequences enables equal and balanced binding “Splitting” the recognition domains across 2 monomers enables more compact proteins CARGO DNA DBD TTAA ½ Site B DNA Obligate Heterodimeric Site-Specific SPB ½ Site A DBD

Key Characteristics of a SPB Obligate Heterodimer | POSEIDA R&D DAY 2022 Each SPB contains both positive (+) and negative (-) charges in the dimerization interface Engineer two new versions of SPB protein: SPB+ contains more (+) charge and SPB- contain more (–) charge Transposition only occurs when SPB+ is mixed with SPB- SPB+ must be inactive as a homodimer SPB- must be inactive as a homodimer Attract SPB Homodimer Repel SPB+ Homodimer SPB+/SPB- Heterodimer SPB- Homodimer Repel + _ _ + + + _ _ Attract + + + + _ _ _ _ _ _ _ _ _ _ _ _ + + + + + + + +

Rational Design of SPB Obligate Heterodimers

Structure Guided Design



Pairwise Activity Screen

SPB+ (columns) / SPB- (rows)

Excision / Integration		SPB+ v1	SPB+ v2	SPB+ v3	SPB+ v4	SPB+ v5	SPB+ v6	SPB+ v7
		300	238	219	89	57	90	114
		5920	1914	4847	1935	1962	1750	1596
SPB- v1	1468	2061	2123	1540	927	961	1009	1127
	61732	92288	66464	44790	31745	38468	40081	33566
SPB- v2	418	479	1891	472	166	308	359	153
	11711	16923	45824	14684	6027	6471	7928	6371
SPB- v3	264	523	870	641	144	228	135	240
	6392	13720	25641	18945	5235	5181	3915	4634
SPB- v4	128	376	1582	266	627	100	267	43
	2784	19297	47032	7659	17169	3618	3095	2869
SPB- v5	122	696	805	1017	174	395	85	143
	1315	25881	25214	23548	7105	9353	5940	3285
SPB- v6	39	135	707	319	68	145	440	246
	1240	2984	22968	3758	2462	1652	11270	1927
SPB- v7	83	275	714	76	342	89	859	273
	844	5088	21132	3608	6457	2349	11692	7056

Green=High Transposition Red=Low Transposition

SPB Obligate Heterodimer


Homodimers
Heterodimer
Excision
Integration
16000
12000
8000
4000
0
400000
300000
200000
100000
0
SPB
SPB+
SPB-
SPB+ & SPB-

- Cryo-EM structure of piggyBac® used to identify residues involved in dimerization
- Residues mutated individually or in combination to make 7 versions each of SPB^+ and SPB^-
- SPB^+ and SPB^- versions tested for transposition activity individually and in pairwise combinations
- Successfully created pairs with desired characteristics of an obligate heterodimer

129 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Summary | POSEIDA R&D DAY 2022 Poseida’s first generation Site-Specific SPB (ss-SPB) is a major technological advance Complete and unprecedented rescue of the integration-defective PBx mutation Structure-informed design of site-specific DNA binding motif fusion achieves          >500-fold increase in site specificity Proof of concept for high efficiency site-specific integration established Mutation analysis at target site indicates robust stringency/specificity Optimization of first-generation obligate heterodimer will enable “dual” site targeting Site-specific piggyBac is poised for an enormous impact on gene therapy….

Liver-Directed Gene Editing with Cas-CLOVER™ Blair Madison Vice President, Genetic Engineering

Cas-CLOVER™: Ultra-Clean Gene Editing | POSEIDA R&D DAY 2022 3’ 5’ 5’ 3’ Cas-CLOVER Gene Editing System Low-to-no off-target cutting High Editing Efficiency in resting T-cells resulting in high % of TSCM cells Ease of use/design Multiplexing ability Lower cost Potentially the Cleanest Gene Editing Platform Efficiently edits resting cells - enables fully Allogeneic CAR-T products with profound implications for future non-viral Gene Therapy applications

Inhibition of PCSK9 to Lower LDL-Cholesterol Levels | POSEIDA R&D DAY 2022 Adapted from Dadu, R. T. & Ballantyne, C. M. Nat. Rev. Cardiol., 2014 PCSK9 protein is secreted by hepatocytes and binds to the LDL receptor, inducing its internalization and lysosomal degradation, resulting in increased circulating levels of LDL-cholesterol. Reduction or elimination of PCKS9 protein results in endosomal recycling of LDL receptors, rather than degradation, causing an overall decrease in circulating levels of LDL-cholesterol. PCSK9

Mouse Pcsk9 Gene Strategy for Targeting PCSK9 in Liver Hepatocytes | POSEIDA R&D DAY 2022 Hepatocytes 3’ 5’ 5’ 3’ Cas-CLOVER™ Gene Editing System Cas-CLOVER™ mRNA Pcsk9-targeting gRNAs Indel Loss of Function LNP Assay: Liver editing (NGS) Serum PCSK9 (ELISA)

In Vitro Delivery of Cas-CLOVER™ mRNA Results in 100% Editing | POSEIDA R&D DAY 2022 Cas-CLOVER™ mRNA and gRNAs were encapsulated in single LNP with >96% encapsulation efficiency. Cas-CLOVER™ LNPs were used to transfect Hepa 1.6 cells. 100% editing with 500 ng RNA/LNP. Benchmark LNP used as POC 0 0.25 0.5 1.0 2.5 RNA/LNP Dose (µg/mL)

Efficient Cas-CLOVER™ Delivery and Editing with Poseida’s Biodegradable LNPs | POSEIDA R&D DAY 2022 Efficacy readouts show clear dose response effect. Cas-CLOVER™ works for in vivo liver editing with high efficiency Poseida LNP efficacy is maximal at 2 mg/kg (>60% indels) >80-85% decrease in PCSK9 protein with doses >1.5 mg/kg Poseida’s proprietary biodegradable LNP used for delivery DNA Editing (NGS) Poseida LNP PBS Benchmark LNP 0.5 1 1.5 2 3 Protein Serum Levels Poseida LNP PBS Benchmark LNP 0.5 1 1.5 2 3 mg/kg mg/kg

Cas-CLOVER™ is Approaching Maximal Gene Editing in Hepatocytes | POSEIDA R&D DAY 2022 Endothelium Cholangiocytes Stellate Cells Kupffer Cells Hepatocytes Lymphocytes Liver biopsies consist of: Approximately 75% hepatocytes Remaining cells are stellate cells, Kupffer cells, cholangiocytes, endothelium, and lymphocytes, which do not express PCKS9 Suggests PCSK9 knockout rate of >80% in hepatocytes

HBB, B2M, GAPDH, TRAC loci as examples Cas-CLOVER™-mediated Knock-Ins in Induced Pluripotent Stem Cells (iPSCs) | POSEIDA R&D DAY 2022 iPSCs Cas-CLOVER™ mRNA gRNAs HDR & Knock-in EP Assay: iPSC editing (ICE) iPSC knock-in (ddPCR) GFP pA RNA 3’ 5’ 5’ 3’ Cas-CLOVER™ Gene Editing System

pDNA 10x 25x 30x pDNA 1x 1x More DNA = More Editing Brightfield GFP Cas-Clover Exon 1 HBB HBB HA Exon 2 Exon 3 Plasmid DNA HBBUBC-GFP HDR* UBC GFP bGHpA HBB HA Site-specific Insertion of a Large Transgene Cas-CLOVER™ is More Efficient Than WT CRISPR for Knock-Ins | POSEIDA R&D DAY 2022 UBC GFP bGHpA Brightfield GFP Bulk edited population of iPSCs *Site-specific insertion confirmed by PCR Cas-CLOVER™ 10-50x More Efficient 2x 4x Cas-CLOVER vs. WT CRISPR More efficient plasmid-based gene insertion Confers higher tolerance to plasmid DNA 1x 1x 2x 4x

Ultra-High Efficiency Knock-Ins with Cas-CLOVER™: GAPDH | POSEIDA R&D DAY 2022 sgRNA Pair #1 sgRNA Pair #2 No sgRNA Flow Day 15 Day 7 Cas-CLOVER™ targeting at GAPDH yields ultra-high efficiency No selection/sorting Bi-allelic targeting evident Cas-CLOVER

HiFiCas9 vs. Cas-CLOVER™ yields similar efficiencies Cas-CLOVER™ exhibits significantly lower toxicity Highly Efficient and Low Toxicity Knock-Ins with Cas-CLOVER™: B2M | POSEIDA R&D DAY 2022 sgRNA Pair sgRNA_2 sgRNA_1 No sgRNA No sgRNA Cas-CLOVER HiFiCas9

HiFiCas9 vs. Cas-CLOVER™ yields similar efficiencies Cas-CLOVER™ exhibits significantly lower toxicity Highly Efficient and Low Toxicity Knock-Ins with Cas-CLOVER™: TRAC | POSEIDA R&D DAY 2022 Cas-CLOVER HiFiCas9 sgRNA Pair No sgRNA sgRNA_2 sgRNA_1 No sgRNA

Cas-CLOVER™ Monomer Binding to Donor Enhances Homology Directed Repair (HDR)

Frequent Outperformance of Cas9 Suggests Role for Cas-CLOVER™ in Enhancing HDR



TRAC HDR Rate (ddPCR)
Cas-CLOVER™ + Donor-targeting gRNAs
% HDR/Ref Allele
10
8
6
4
2
0
3-fold enhanced
HiFi Cas9 Benchmark
Ctrl
# of donor-targeting gRNAs (increasing CC binding)



Cargo
LHA
RHA
gRNAs

LHA = Left homology arm

RHA = Right homology arm

- With additional donor-targeting gRNAs, **HDR efficiency increases**
- Cas-CLOVER™ monomers cannot cut DNA, so role for nuclease unlikely
- Possibly due to enhanced nuclear translocation and/or protection of DNA from nucleases

143 | POSEIDA R&D DAY 2022

Cas-CLOVER™ Monomer Binding to Plasmid Enhances Expression

Increased Episomal Expression Suggests Cas-CLOVER™ Enhances Nuclear Translocation



Episomal GFP Expression
Cas-CLOVER™ + Plasmid-targeting gRNAs
GFP Intensity
2500
2000
1500
1000
500
0
N=2
Targeting gRNAs
N=3
Targeting gRNAs
N=4
Targeting gRNAs
Ctrl -Plasmid
Ctrl +Plasmid
gRNA concentrations



GFP
gRNAs

- With additional donor-targeting gRNAs, **GFP intensity increases**
- Cas-CLOVER™ monomers cannot cut → **nuclease independent**
- Likely due to **enhanced nuclear translocation**

144 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Positioning May Help Reduce Interference with HDR Process (e.g., 3’ strand invasion) Benefits of Positioning gRNA Binding Away from HDR Region | POSEIDA R&D DAY 2022 Proximal Mid BB Increasing HDR ssDNA circular donor with short dsDNA regions at gRNA target sites Cargo Increasing HDR Circular partially dsDNA c-dsDNA c-ssDNA NS Ctrl Prox Mid BB Circular partially dsDNA Also Prox Sub- par Implications for improved knock-ins: Enhancement through add’l binding sites Only possible with dimeric system?

Enhanced HDR Only Observed with Cas-CLOVER™ Dimeric Platform

Targeting Cas9 nuclease to donor plasmid ineffective or detrimental



B2M HDR Rate (ddPCR)
2.5-fold improvement with only 2 additional gRNAs
% HDR/Ref Allele
50
40
30
20
10
0
CC Ctrl
CC Add'l sg1
CC Add'l sg2
CC Add'l sg3
CC Add'l sg4
CC Add'l sg5
CC Add'l sg6
Cas-CLOVER



Cargo
Mid
BB



B2M HDR Rate (ddPCR)
% HDR/Ref Allele
50
40
30
20
10
0
gRNAs targ Mid-HA
HFC9 Ctrl
HFC9 Add'l sg1
HFC9 Add'l sg2
HFC9 Add'l sg3
HFC9 Add'l sg4
HFC9 Add'l sg5
HFC9 Add'l sg6
HiFiCas9

- Effects/benefit not observed with HiFiCas9, as expected
- Cutting of homology arms detrimental to HDR (HiFiCas9)

146 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Summary

Cas-CLOVER™ works for high-efficiency site-specific gene editing

- Cas-CLOVER™ can be delivered using Poseida's proprietary biodegradable mRNA LNP
- Gene editing efficiency (>60%) and protein reduction (~85%) at Pcsk9 locus is approaching the theoretical maximum following single injection
- Cas-CLOVER™ enables high-efficiency knock-ins with low toxicity
- Cas-CLOVER™ binding acts as a Homology Directed Repair (HDR) enhancer by augmenting nuclear translocation

147 | POSEIDA R&D DAY 2022
POSEIDA THERAPEUTICS

Fully Allogeneic TCR-T Program Julia Coronella Vice President, Immuno-Oncology

Platform Profile: Fully Allogeneic TCR-Engineered T cells (TCR-T) | POSEIDA R&D DAY 2022 Poseida TCR-T Platform TCR-engineered T cells (TCR-T) express tumor-antigen-specific T cell receptors composed of α- and β-chains, which recognize antigen + MHC presented on the surface of target cells TCR-T access intracellular tumor antigens TCR-T require lower antigen density than CAR-T TCR-T may exhibit better cell persistence and tissue homing capability than CAR-T TCR-T have applications in oncology, infectious disease, autoimmunity Mechanistic advantages of TCR-T and CAR-T technology to address target heterogeneity and increase potency Potential combinations with antivirals TCR-engineered T Cells

Poseida's Technology Offers Advantages in Developing Allogeneic TCR-T

Poseida technology platforms could address many of the limitations of current TCR-T therapies, including improving persistence, potency, manufacturing, and immune rejection



Poseida Allo TCR-T
T_{EFF} Cell
T_{SCM} Cell
T_{EM} Cell
T_{CM} Cell
CD45RA
CD62L
Q1 0.26
Q2 87.1
Q4 0.39
Q3 12.3
T_N Cell
T_{SCM} Cell
T_{CM} Cell
T_{EM} Cell
T_{EFF} Cell
Stemness
Proliferative potential
Lymphoid homing
Antigen independence
Lipid metabolism
Low $\Delta\psi m$
Senescence
Cytotoxicity
Tissue tropism
Antigen addiction
Gylcolytic metabolism
Oxidative stress

Adapted from Gattinoni et al. (2017) Nat. Med.

1	High T_{SCM} TCR-T	piggyBac® CAR gene delivery generates a durable T_{SCM}-enriched cell therapy product for superior safety and efficacy
2	High fidelity multiplex gene editing	**Fully Allogeneic:** Cas-CLOVER™ editing of TCRA and TCRB to prevent GVHD and improve efficacy, reduce TCR mispairing, multiplex with B2M KO to reduce rejection **while retaining T cell robustness**
3	Multi-targeting	piggyBac® cargo capacity enables delivery of multiple genes for multi-targeting via CAR - TCR, and activation-gated expression
4	Platform versatility	Optimized platform for oncology, infectious disease, other applications

150 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Fully Allogeneic TCR-T Produced with Poseida Platform Technology | POSEIDA R&D DAY 2022 Endogenous TCR Transgenic TCR Efficient endogenous TCR KO reduces the potential for alloreactivity and GvHD High TSCM % in the final product is associated with improved safety/durability Enhanced TCR avidity boosts TCR-T cytotoxicity in vivo efficacy Transgenic CAR Transgenic TCR Dual CAR+TCR expression enables  targeting of multiple tumor antigens, reducing the potential for immune escape Endogenous TCR KO Allo TCR-T exhibit promising in vivo anti-tumor efficacy Enhanced Cytotoxicity High % TSCM Allogeneic CAR+TCR potential POC NY-ESO-1 TCR-T

TCR-T for Immuno-Oncology (NY-ESO-1)

Optimized Allo NY-ESO-1 TCR-T Shows Robust In Vivo Activity | POSEIDA R&D DAY 2022 In vivo efficacy: A375-NSG model TCR: 1G4 Does@3e6 Tetramer+ cells Proof-of-concept Allo TCR-T produced with optimized transposon demonstrated promising in vivo efficacy Poseida data Roth, T.L., et al. Nature 559, 405–409 (2018).

Poseida Approaches to Enhance TCR-T Efficacy | POSEIDA R&D DAY 2022 Tg-TCR Dextramer CD4+ Regular TCR-T Poseida TCR-T CD8+ TRAC/TRBC DKO Prevents Mismatch Without Impairing T Cell Function TCR Avidity Enhancement Optimized TCR-T Exhibits Better Potency Optimized Allo TCR-T production process results more potent in vitro cell killing

TCR-T for Infectious Disease (COVID)

Collaboration with TScan to Identify and Sequence COVID-specific TCRs



Screening data for nine A*02:01 patients
TSCAN
THERAPEUTICS
Fold-enrichment of genome region
Position in SARS-CoV-2 ORFeome (gaps added)
01-001
01-004
02-006
01-007
02-005
02-008
01-008
01-016
01-020
ORF1ab
S
3a
E
M
6
7a
7b
8
N
10
0
5
10
15
20
0
2,000
4,000
6,000
8,000
10,000
12,000

EPITOPE	PROTEIN	TCR CLONE	HLA
KLWAQCVQL	ORF1ab	63	A*02
YLQPRTFLL	S	31	A*02
LLYDANYFL	ORF3a	29	A*02

- At TScan, an epitope library of SARS-CoV-2 was screened against PBMC from convalescent patients
- Three dominant HLA-A2 restricted SARS-CoV-2 epitopes were identified (see table)
- TCR chains were sequenced and synthesized, for TCRs recognizing the dominant epitopes
- COVID-specific TCRs were expressed in engineered allogeneic TCR-T cells at Poseida

156 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Characterization of Engineered Allo COVID TCR-T Product | POSEIDA R&D DAY 2022 Optimized engineering process yields final product with >80% expression of COVID TCR Optimized purification (chimeric TCRb chain of tgTCR) permits removal of unedited T cells Fully Allogeneic T cells with high expression of COVID-TCR Endo-TCRβ Cov-TCRβ LLY COVID-TCR YLQ COVID-TCR KLW COVID-TCR High % TSCM in Final Product High % TSCM in final product

Allo COVID TCR-T Are Polyfunctional, Specific and Potent | POSEIDA R&D DAY 2022 Effective and Specific Cytotoxic Response Against Cell Lines Presenting COVID Epitopes COVID-TCR T Polyfunctionality Robust induction of desired polyfunctional IFNg+ cells with viral peptide stimulation

Allogeneic TCR-T In Vivo Efficacy Against COVID Peptide+ Cells | POSEIDA R&D DAY 2022 POC for Poseida TCR-T platform for infectious disease Animal Model: COVID-epitope [KLW]-positive HEK293 Cells

Dual CAR/TCR T cells

Potential Therapeutic Benefits of CAR/TCR-T

Simultaneous Expression of CAR and TCR

TCR

CAR



- Enable engineered T cell to recognize both cell surface target and intracellular antigen presented by MHC

Poseida CAR/TCR-T: Best of Both Technologies

TCR



- Highly tumor-specific **intracellular antigens**
- Low antigen density requirement
- Polyfunctional CD4/CD8 **engagement of host immune system**
- Potential trafficking advantages in solid tumors

CAR



- **Cell surface antigens**
- **Validated process and platform**
- **Validated, robust anti-tumor activity**
- Tunable CAR binder and signaling domains
- Broad applicability

161 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Allogeneic CAR/TCR-T Coexpression and Dual-Targeted Cell Killing | POSEIDA R&D DAY 2022 BCMA_CAR NY-ESO_TCR BCMA_CAR-T NY-ESO_TCR-T CAR/TCR-T CAR/TCR-T Characterization CAR/TCR transposon comprised of both CAR and TCR gene into one expression cassette POC Allo CAR/TCR-T product exhibits high % CAR/TCR expression and dual-antigen specificity, and potent in vitro cell killing

Summary | POSEIDA R&D DAY 2022 Poseida’s TCR-T platform has numerous advantages, including a final product with a high percentage of stem cell memory (TSCM) CD4 and CD8 cells Ultra-high fidelity Cas-CLOVER™ allows multiplex editing (TCRA, TCRB, B2M), while retaining robust T cell function in vitro and in vivo Proof-of-concept established for both oncology and infectious disease Poseida’s TCR-T platform can be combined with the CAR-T platform for dual targeting and potential additive activity

CAR 3.0 – Using Hematopoietic Stem Cells (HSCs) to Create CAR-based Cell Therapies Nina Timberlake, PhD Director, Ex Vivo Cell Therapy

CAR-HSC: The Next Wave in CAR Therapy

CAR-HSC could address many of the limitations of current CAR-T therapies, including improving persistence, potency, manufacturing, and immune rejection



HSC
piggyBac® CAR delivery
MPP
LMPP
CMP
CD34+ HSPCs
CLP
GMP
MEP
CD4
CD8
B
NK
Mono
Gran
Ery
Mega

1 Unlimited T_{SCM} CAR-T	piggyBac® CAR gene delivery to a small fraction of transplanted HSCs could provide an inexhaustible supply of T_{SCM} and differentiated CAR-T cells for continued eradication of recurring malignant cells
2 Diverse CAR Effector Cells	CAR gene delivery to the HSC makes CAR expression possible in any downstream cell type including T cells, NK cells, and macrophages for a multipronged, whole immune system approach
3 Robust Expansion	Gene delivery to a relatively small number of input HSCs lowers costs while dramatic cellular expansion during differentiation minimizes dosing limitations of mature cells
4 Immune Tolerance	Central immune tolerance achieved during stem cell transplant prevents rejection of CAR-effector cells derived from CAR-HSCs

165 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

Translating Poseida’s Platform Technologies to Modification of CD34+ Cells | POSEIDA R&D DAY 2022 Successful Modification of CD34+ Cells with Various CAR Vectors Durable transgene expression in HSCs via piggyBac DNA Delivery System Efficient and high-fidelity KO using Cas-CLOVER™ Site-Specific Gene Editing System Availability of additional tools including safety switch and selection marker CAR-HSC TTAA ITR Poly(A) TTAA ITR GFP/iC9 Promoter CAR DHFR HSC

CAR-HSC Enables Multiple Pathways to Generate CAR-Effectors | POSEIDA R&D DAY 2022 Persistent Tumor Cell Killing Tumor Eradication & Relapse Control Continuous CAR-Effector Resupply via CAR-HSCs Targeted CAR-Effectors Differentiated in vivo Lifelong CAR-HSC Engraftment Ex vivo expansion to CAR-Effectors (optional MTX selection) Tumor Eradication CAR-HSC 1 Ex Vivo CAR-Effector Differentiation 2 In Vivo CAR-HSC Therapy

CAR-HSCs Undergo Efficient Ex Vivo Selection, Expansion and Differentiation



piggyBac®
CAR delivery
+MTX Selection
HSC
Selected CAR-HSC
Expansion and Differentiation
~700 CAR+ NK cells produced from 1 input HSC
Ex vivo Differentiated
Pure CAR-NK

MTX Selection Yields Pure CAR-HSC Population



Before Selection
After Selection
21% modified
98% modified
FSC-H
GFP
GFP

Robust Ex Vivo Expansion of HSCs to CAR-NK Cells



Differentiation
Stimulation
Cellular Fold Expansion
Unmodified
BCMA CAR Modified
Control CAR Modified

Efficient Differentiation and Purification of CD56+ Cells



Before Purification
After Purification
CD56+ 71.9
CD56+ 97.6
FSC-H
CD56
CD56

168 | POSEIDA R&D DAY 2022

Ex Vivo Differentiated CAR-NK Cells Exhibit Target-Specific Cytotoxicity | POSEIDA R&D DAY 2022 GFP BCMA CAR 78% CAR expression is effectively maintained during differentiation from CAR-HSCs to CAR-NK cells CAR-NK cells derived from CAR-HSCs have robust, tumor-specific killing capacity Tumor-specific killing

CAR-modified HSCs can Engraft, Persist and Form Functional CAR-Effector Cells In Vivo | POSEIDA R&D DAY 2022 NSG Recipient Mice Busulfan Conditioning Humanized Mouse HSC Transplant Tumor Challenge

Summary | POSEIDA R&D DAY 2022 HSCs can be modified via the piggyBac® DNA Delivery System and used to produce a variety of CAR-Effector cells either in vivo or ex vivo In vivo CAR-HSC therapy could provide an inexhaustible supply of effector cells (CAR-T, CAR-NK and CAR-macrophage) to eradicate tumor cells and prevent relapse CAR-HSCs can be differentiated in an ex vivo ‘bioreactor’ approach to generate high yields of CAR-Effector cells CAR-HSC may address many of the challenges currently facing the cell therapy field

R&D Day 2022 Closing Comments Mark J. Gergen Chief Executive Officer

CELL THERAPY GENE THERAPY PLATFORMS & PARTNERSHIPS CAR-T Therapy Focusing on Fully Allogeneic CAR-T as the ‘Holy Grail’ in Oncology In Vivo Liver-Directed Gene Therapy with Non-Viral Biodegradable Nanoparticle Delivery Platform Development, Partnerships and Collaboration 1 2 3 | POSEIDA R&D DAY 2022

Innovation in CAR-T

Allogeneic CAR-T Therapy for Oncology

Cell Type Matters



T_{SCM} Cell

Stem Cell Memory

- Self-renewing
- Long lived
- Multipotent

T_{SCM} is the ideal cell type for CAR-T due to greater safety and durability

piggyBac® is the ideal non-viral gene insertion technology

Fully Allogeneic CAR-T



MHC I knock-out
TCR knock-out

Addressing both Graft v Host and Host v Graft alloreactivity with **Cas-CLOVER™ Gene Editing**

Cost, Scale & Reach



Booster Molecule technology with the potential to deliver 100's of doses at low cost

Enables outpatient dosing and expanded patient reach

174 | POSEIDA R&D DAY 2022

POSEIDA THERAPEUTICS

In Vivo Gene Therapy for Rare Diseases Disruption in Gene Therapy | POSEIDA R&D DAY 2022 Fully Integrating PiggyBac® integrates into DNA enabling the potential for single treatment cures Addressing Challenges of Viral Delivery piggyBac and Nanoparticle technology can address limitations of AAV Broad Application piggyBac® cargo capacity addresses more indications and piggyBac® can treat juvenile populations

Various combinations our innovative platform technologies create unique opportunities across the cell and gene therapy landscape Our Platform Technologies Have Broad Reach | POSEIDA R&D DAY 2022 *Poseida has listed companies it believes are representative of those active in cell and gene therapy. CELL THERAPIES LIVER DIRECTED GENE THERAPIES CAR-T/TCR-T/NK-T/Treg oncology CAR-T/TCR-T/NK-T/Treg NON-oncology iPSC CELL THERAPY HSC CELL THERAPY Regenerative Med LIVER, SKIN, ETC. LANDSCAPE GENE THERAPIES LIVER DIRECTED GENE THERAPIES AAV-PG & Nano-PB LIVER, LUNG, CNS, ETC. In Vivo EP SKELETAL MUSCLE, SKIN, EYE, ETC. Cas-CLOVER GENE EDITING – ALL TISSUES GENE EDITING OTHER RESEARCH PROGRAMS Nano mRNA Non-oncology

Recent and Upcoming Milestones | POSEIDA R&D DAY 2022 Dual P-CD19CD20-ALLO1 IND and Phase 1 Initiation 2023 P-MUC1C-ALLO1 Clinical Update in 2022 P-OTC-101 Gene Therapy Preclinical Data Updates Potential for Additional Strategic Partnerships P-PSMA-101 Clinical Updated in 1Q22 P-BCMA-ALLO1 Clinical Update in 2022

Thank You | POSEIDA R&D DAY 2022 Our Special Guests Luca Gattinoni, MD Susan Slovin, MD, PhD Presenters Eric Ostertag, MD, PhD, Executive Chairman Matthew Spear, MD, Chief Medical Officer Devon Shedlock, PhD, CSO Cell Therapy Julia Coronella, PhD, Vice President Immuno-oncology Blair Madison, PhD, Vice President Genetic Engineering Jack Rychak, PhD, Vice President Gene Therapy Nina Timberlake, PhD, Director Ex Vivo Cell Therapy Poseida Employees Clinical Investigators Patients Investors Attendees

Q&A The Next Wave of Cell & Gene Therapies with the Capacity to Cure